UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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DIAMONDROCK HOSPITALITY COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 26, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of DiamondRock Hospitality Company. The annual meeting will be held on Thursday, April 26, 2007 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of DiamondRock Hospitality Company by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. Following the formal portion of the meeting, we will review our operations, report on our 2006 financial results and discuss our plans for the future. Our directors and management team will also be available to answer appropriate questions.

Your timely vote is important. Whether or not you plan to attend the meeting, please, as promptly as possible, either (i) mail to us a completed enclosed proxy card or (ii) vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

WILLIAM W. MCCARTEN
Chairman and Chief Executive Officer

DIAMONDROCK HOSPITALITY COMPANY

6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2007

The 2007 annual meeting of stockholders of DiamondRock Hospitality Company (“DiamondRock”) will be held on Thursday, April 26, 2007 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, for the following purposes:

1.                To elect directors, each to serve for a one-year term and until their respective successors are duly elected and qualified;

2.                To approve the amendments to our 2004 Stock Option and Incentive Plan;

3.                To ratify the appointment of KPMG LLP as independent auditors of DiamondRock to serve for 2007; and

4.                To consider and act upon any other matters that are properly brought before the annual meeting and at any adjournments or postponements thereof.

You may vote if you were a stockholder of record as of the close of business on March 23, 2007. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

•       Use the toll-free telephone number shown on your proxy card (this call is toll-free if made in the United States or Canada);

•       Go to the website address shown on your proxy card and vote via the Internet; or

•       Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael D. Schecter
Corporate Secretary

March 26, 2007

i

ii

March 26, 2007

PROXY STATEMENT

DIAMONDROCK HOSPITALITY COMPANY
6903 Rockledge Drive
Suite 800
Bethesda, MD 20817

This proxy statement and the enclosed proxy card are being mailed to stockholders on or about March 26, 2007. These documents are furnished in connection with the solicitation of proxies by the Board of Directors of DiamondRock Hospitality Company (“DiamondRock” or our “Company”) for use at the 2007 annual meeting of our stockholders to be held on Thursday, April 26, 2007 at 11:00 a.m., local time, at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland, and at any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to vote upon the matters set forth in the accompanying notice of meeting, including the election of directors, an amendment to our 2004 Stock Option and Incentive Plan and ratification of the appointment of KPMG LLP as our independent auditors.

Who is entitled to vote?

If our records show that you were a stockholder as of the close of business on March 23, 2007, which is referred to in this proxy statement as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held as of the close of business on the record date. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

May I attend the meeting?

All stockholders of record of shares of our common stock at the close of business on the record date, or their designated proxies, are authorized to attend the annual meeting. Each stockholder or proxy will be asked to present a form of valid picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting constitutes a quorum for the transaction of business at the annual meeting. As of the record date, there were 95,606,992 shares of common stock outstanding and entitled to vote at the annual meeting. Shares that reflect votes withheld for director nominees, abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

How do I vote?

Voting in Person at the Meeting.

If you are a registered stockholder and attend the annual meeting, you may vote in person at the meeting. If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares of common stock by using the toll-free telephone number, the website listed on the proxy card or by signing, dating and mailing the proxy card in the postage-paid envelope provided.

•       Vote by Telephone.   If you hold your shares of common stock in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 25, 2007. When you call, please have your proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•       Vote by Internet.   You also have the option to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on April 25, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•       Vote by Mail.   If you would like to vote by mail, mark, sign and date your proxy card and return in the postage-paid envelope provided. Proxy cards must be received by 11:59 p.m. Eastern Time on April 25, 2007.

Voting by Proxy for Shares Registered in Street Name.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted.

What is householding?

The rules of the Securities and Exchange Commission (the “SEC”) allow for householding, which is the delivery of a single copy of an annual report and proxy statement to any address shared by two or more stockholders. Duplicate mailings can be eliminated by allowing stockholders to consent to such elimination, or through implied consent if (1) it is believed that the stockholders are members of the same family, (2) the stockholders are notified that householding is to be used and (3) the stockholders do not request continuation of duplicate mailings. If you own shares of common stock in your own name as a holder of record, householding will not apply to your shares. If your shares of common stock are held in street name, depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to discontinue duplicate mailings to your address. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee.

How do I receive extra copies of the annual report or proxy statement?

If you wish to request extra copies free of charge of our annual report or proxy statement, please send your written request to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary; or call us with your request at (240) 744-1150.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxy holders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•       filing a written revocation with our corporate secretary, addressed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary;

•       submitting a new proxy by telephone, Internet or proxy card after the date of the previously submitted proxy; or

•       appearing in person, revoking your proxy and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

Our 2006 annual report, including a copy of our annual report filed with the SEC on Form 10-K and financial statements for the fiscal year ended December 31, 2006, is being mailed to stockholders concurrently with this proxy statement. Although our annual report is not part of the proxy solicitation material, we recommend that you review our 2006 annual report prior to voting.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors and Its Committees

Board of Directors.

We are managed under the direction of our Board of Directors (the “Board of Directors”). Each of the six directors stands for election annually. Our directors are: Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey, William W. McCarten, Gilbert T. Ray and John L. Williams. Mr. McCarten is the Chairman of our Board of Directors and Mr. Grafton is our Lead Director.

Director Independence.

Our Board of Directors has a policy that a majority of our directors must be independent. In order to qualify as an “independent director” under our independence standards, a director may not have a material relationship with us. In addition, directors must also be “independent” within the meaning of the New York Stock Exchange’s requirements (or the “NYSE Corporate Governance Rules”). A director is not considered independent if, within the past three years:

•       the director was employed by our Company (except on an interim basis);

•       an immediate family member of the director was an officer of our Company;

•       the director or an immediate family member was affiliated with or employed by our internal or external auditors;

•       the director or an immediate family member was employed by a company when a present officer of our Company sat on that company’s compensation committee;

•       the director or an immediate family member received, during any 12-month period, more than $100,000 in compensation from our Company, other than director or committee fees or deferred compensation; or

•       the director is an employee, or an immediate family member is an executive officer, of a company that makes payments to or receives payments from our Company which exceed the greater of $1 million or 2% of that company’s consolidated gross revenue over one fiscal year.

In addition, our Board of Directors considers, among other factors, whether the director, or an organization with which the director is affiliated, has entered into any commercial, consulting, or similar contracts with our Company; whether the director receives any compensation or other fees from our Company, other than the director fees described below under “Compensation Discussion and Analysis—Director Compensation”; and whether we and/or any of our affiliates make substantial contributions to tax-exempt organizations with which the director, or the director’s spouse, is affiliated.

Our Board of Directors has determined that each of our four non-management directors is an “independent” director under our independence standards and under the NYSE Corporate Governance Rules. These four directors comprise a majority of our six-member Board of Directors.

Meetings.

Our Board of Directors met six times during 2006. Each of our directors attended at least 75% of the meetings of our Board of Directors and 75% of the meetings of the committees of our Board of Directors on which the director served. We expect each of our directors to attend our annual meeting of stockholders in person unless doing so would be impracticable due to unavoidable conflicts. In 2006, all of our directors attended our annual meeting of stockholders.

Directors who qualify as being “non-management” within the meaning of the NYSE Corporate Governance Rules meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of our entire Board of Directors and at such other times that our non-management directors deem appropriate. Each director has the right to call an executive session. The executive sessions are chaired by Mr. Grafton, the lead director of our Board of Directors.

Committees.

Our Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee and has adopted written charters for each committee. A copy of our Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter is available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Committee Charters.” These charters are also available in print to any stockholder upon written request addressed to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Investor Relations.

The chart below shows the membership of each of these committees.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Daniel J. Altobello	M	C	M
W. Robert Grafton	C	M	M
Maureen J. McAvey	M	M	M
Gilbert T. Ray	M	M	C

M=Committee member, C=Chair

Our Board of Directors may from time to time establish special or standing committees to facilitate the management of DiamondRock or to discharge specific duties delegated to a committee by our full Board of Directors.

Audit Committee.   Our Audit Committee is comprised of all four of our independent directors: Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey and Gilbert T. Ray. Mr. Grafton serves as the chairperson of our Audit Committee. Each member of our Audit Committee is “independent” as that term is defined by the SEC and New York Stock Exchange (the “NYSE”). Mr. Altobello currently serves on the audit committees of three other public companies. Our Board of Directors has determined that such service does not impair the ability of Mr. Altobello to effectively serve on the committee. The Report of the Audit Committee is included in this Proxy Statement. Our Audit Committee met four times during 2006.

Our Board of Directors determined that each of Mr. Grafton and Mr. Altobello qualifies as an “audit committee financial expert” as such term is defined in the rules of the SEC. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated or identified as an audit committee financial expert will not be deemed an “expert” for purposes of federal securities laws. In addition, such designation or identification does not impose on such person any duties, obligations or liabilities that are greater than those imposed on such person as a member of the Audit Committee or Board of Directors in the absence of such designation or identification and does not affect the duties, obligations or liabilities of any other member of the Audit Committee or Board of Directors.

Our Audit Committee, pursuant to its written charter, assists our Board of Directors in its oversight of (i) our accounting and financial reporting processes; (ii) the integrity and audits of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications, independence and performance of our independent auditors; and (v) the performance of our internal audit function. Our Audit Committee, among other things, also:

•       is responsible for the appointment, retention and termination of our independent auditors and determines the compensation of our independent auditors;

•       annually evaluates the independent auditors’ qualifications, performance and independence;

•       has sole authority to approve in advance all audit, internal control-related and non-audit services by our independent auditors, the scope and terms thereof, and the fees therefor;

•       sets policies with respect to the potential hiring of current or former employees of the independent auditor;

•       meets regularly with our senior executive officers, internal auditors and our independent auditors in separate executive sessions;

•       annually reviews and assesses the adequacy of our Audit Committee charter and submits proposed changes to our Board of Directors; and

•       annually evaluates the performance of our Audit Committee and reports the results of such an evaluation to our Board of Directors.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee is comprised of all four of our independent directors, Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey and Gilbert T. Ray. Mr. Ray serves as the chairperson of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met four times during 2006. Our Nominating and Corporate Governance Committee, pursuant to its written charter, is responsible for, among other things:

•       identifying and recommending qualified individuals to become members of our Board of Directors;

•       recommending to our Board of Directors criteria for membership on our Board of Directors and committee membership, including any specific minimum qualifications;

•       recommending to our Board of Directors the directors for appointment to committees of our Board of Directors;

•       developing and recommending to our Board of Directors a set of corporate governance guidelines and policies and a code of ethics, and periodically reviewing and recommending any changes to such guidelines and code;

•       overseeing the annual performance evaluation of our Board of Directors;

•       establishing policies for the identification and consideration of director candidates recommended by stockholders or securityholders;

•       reviewing and assessing our Nominating and Corporate Governance Committee Charter and submitting proposed changes to our Board of Directors; and

•       performing an annual performance evaluation of our Nominating and Corporate Governance Committee and reporting the results to our Board of Directors.

Compensation Committee.   Our Compensation Committee is comprised of all four of our independent directors, Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey and Gilbert T. Ray. Mr. Altobello serves as the chairperson of our Compensation Committee. Our Compensation Committee met six times during 2006. The Compensation Committee, pursuant to its written charter, among other things:

•       reviews and approves or makes recommendations to our Board of Directors with respect to the compensation for our executive officers and non-employee directors;

•       reviews and approves or makes recommendations to our Board of Directors with respect to our incentive-based and equity-based plans;

•       reviews and assesses the adequacy of the Compensation Committee charter and submits proposed changes to our Board of Directors; and

•       annually evaluates the performance of our Compensation Committee and reports the results of such an evaluation to our Board of Directors.

The Compensation Committee also reviews and approves corporate goals and objectives relevant to chief executive officer compensation, evaluates the chief executive officer’s performance in light of those goals and objectives, and determines and approves the chief executive officer’s compensation levels based on its evaluation. Our Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the chief executive officer or other executive officer compensation. The Report of the Compensation Committee is included in this Proxy Statement.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (our “Code of Ethics”), relating to the conduct of our business by our employees, executive officers and directors. Day-to-day responsibility for administering and interpreting our Code of Ethics has been delegated by our Board of Directors to Mr. Schecter, our compliance officer and our general counsel. Our Code of Ethics generally provides, among other things, that our directors, executive officers and employees must:

•       not engage in any unlawful activity in conducting our business;

•       protect our assets that are entrusted to them and take steps to ensure that our assets are used only for legitimate business purposes;

•       not divert corporate opportunities that are discovered through the use of our property or information to himself or herself unless that opportunity has first been presented to, and rejected by, us;

•       not use our property or information for his or her improper personal gain;

•       not compete with us;

•       not disclose or distribute our confidential information, except when such disclosure is authorized by us or required by law; and

•       deal ethically and lawfully with our customers, suppliers, competitors and employees.

Our Code of Ethics also contains compliance procedures, allows for the anonymous reporting of a suspected violation of our Code of Ethics and specifically forbids retaliation against any executive officer or employee who reports suspected misconduct in good faith. The provisions of our Code of Ethics may only be waived or amended by our Board of Directors or, if permitted, a committee of our Board of Directors. Such waivers or amendments must be promptly disclosed to our stockholders. We intend to disclose any amendments to our Code of Ethics, as well as any waivers for executive officers, on our website.

A copy of the Code of Ethics is available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Corporate Governance Overview.” We intend to disclose on this website any amendment to, or waiver of, any provision of our Code of Ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE Corporate Governance Rules. A copy of our Code of Ethics is also available, without charge, in print to any stockholder upon written request addressed to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Investor Relations.

In addition, our Board of Directors adopted Corporate Governance Guidelines, a copy of which is available on our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Corporate Governance Overview.” Our Corporate Governance Guidelines are also available, without charge, in print to any stockholder upon written request addressed to DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Investor Relations.

Conflicts of Interest

Our Code of Ethics also contains a conflicts of interest policy to reduce potential conflicts of interest. Our conflicts of interest policy provides that any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be reported promptly to the compliance officer, who must then notify our Board of Directors or a committee of our Board of Directors. Actual or potential conflicts of interest involving a director, executive officer or the compliance officer should be disclosed directly to the chairman of our Board of Directors and the chairperson of our Nominating and Corporate Governance Committee. A “conflict of interest” occurs when a director’s, executive officer’s or employee’s personal interest interferes with our interests. In general, this means that our directors, executive officers and employees must avoid situations that present a potential or actual conflict between their personal interests and our interests. However, we cannot assure you that this policy will be successful in eliminating the influence of these potential conflicts.

Maryland law provides that a contract or other transaction between a corporation and any of the corporation’s directors or any other entity in which that director is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the director was present at the meeting at which the contract or transaction is approved or the fact that the director’s vote was counted in favor of the contract or transaction, if:

•       the fact of the common directorship or interest is disclosed to our Board of Directors or a committee of our Board of Directors, and our Board of Directors or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum;

•       the fact of the common directorship or interest is disclosed to stockholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the stockholders entitled to vote on the matter, other than votes of stock owned of record or beneficially by the interested director, corporation, firm or other entity; or

•       the contract or transaction is fair and reasonable to the corporation.

Consideration of Director Nominees

Securityholder Recommendations.

Our Nominating and Corporate Governance Committee’s current policy is to review and consider any director candidates who have been recommended by securityholders in compliance with the procedures established from time to time by our Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Corporate Secretary at DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, who will forward all recommendations to our Nominating and Corporate Governance Committee. We did not receive any securityholder recommendations for director candidates for election at our 2007 annual meeting in compliance with the procedures set forth below. All securityholder recommendations for director candidates for election at our 2008 annual meeting of stockholders must be submitted to our Corporate Secretary on or before December 1, 2007 and must include the following information:

•       the name and address of record of the securityholder;

•       a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•       the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•       a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board of Directors membership as approved by our Board of Directors from time to time;

•       a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•       the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•       any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Board of Directors Membership Criteria.

Our Board of Directors has established criteria for Board of Directors membership. These criteria include the following specific, minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by a nominee for a position on our Board of Directors, including the nominee shall:

•       have the highest personal and professional integrity;

•       have demonstrated exceptional ability and judgment; and

•       be most effective, in conjunction with the other nominees to our Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to the minimum qualifications for each nominee set forth above, our Nominating and Corporate Governance Committee will recommend director candidates to the full Board of Directors for nomination, or present director candidates to the full Board of Directors for consideration, to help ensure that:

•       a majority of our Board of Directors shall be “independent” as defined by the NYSE Corporate Governance Rules;

•       each of its Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors; and

•       at least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Identifying and Evaluating Nominees.

Our Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, our chairman and chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate.

Our Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a securityholder in compliance with our Nominating and Corporate Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of proposed director candidates. In identifying and evaluating proposed director candidates, our Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications for Board of Directors membership approved by our Board of Directors, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of business experience, his or her independence and the needs of our Board of Directors. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, our Nominating and Corporate Governance Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a securityholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Communications with our Board of Directors

If you wish to communicate with any of our directors or our Board of Directors as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of DiamondRock Hospitality Company], c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

If you wish to contact our Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of DiamondRock Hospitality Company, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary. You are welcome to make any such reports anonymously, but we prefer that you identify yourself so that we may contact you for additional information if necessary or appropriate.

If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of DiamondRock Hospitality Company, c/o DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

We recommend that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by the Corporate Secretary or Compliance Officer will be forwarded promptly to the addressee(s).

In addition, we have established a whistleblower hotline by which any individual can contact us, in a confidential manner, with his or her concerns regarding accounting matters, corporate governance and ethics matters, employee matters or other material concerns. The phone number is 1-(866)-293-2409 and any person may also raise these concerns though our website at http://www.drhc.com under the heading “Corporate Governance” and subheading “Whistleblower Policies and Procedures.”

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Compensation Philosophy and Design.

We have designed our executive compensation program:

•       to create proper incentives for our executive team to maximize long-term shareholder value;

•       to have a simple and straightforward compensation program; and

•       to comply with best practices.

Proper Incentives to Maximize Long-Term Shareholder Value.   In order to create proper incentives for our executive team, we set the majority of our executives’ total compensation to be “at risk”. For example, in 2006, our four highest paid executive officers received less than one-third of their total compensation in the form of a fixed base salary; the remainder of their compensation was in the form of cash incentive compensation and restricted stock.

Our executive officers’ cash incentive compensation is all “at risk”. At the beginning of each year, our Board of Directors sets objective financial criteria for that year and our executives are paid cash incentive compensation based on whether the Company is able to achieve those objectives during that year. We have not guaranteed our executives any minimum cash incentive payments and, in the event of poor performance, the executives could receive no cash incentive compensation during a year.

Our executive officers’ equity compensation is also “at risk”. We have not guaranteed our executive officers any minimum amount of equity compensation; the amount of equity compensation paid to our executive officers is wholly within the discretion of our Board of Directors and the amount of equity granted to our executive officers reflects the prior year’s corporate and individual performance as well as practices followed by other members of our competitive set.

In addition to setting a majority of our executives’ total compensation to be “at risk’’, we believe that a significant portion of our executive’s compensation should be in the form of restricted stock for several reasons. First, along with our Board of Director’s minimum stock ownership policy, restricted stock grants help ensure that a significant portion of each of our executives’ net worth is tied to the value of our stock, aligning the interests of our executives with those of our shareholders. Second, we believe that granting restricted stock (as opposed to stock options) encourages executives to prudently increase and maintain shareholder value because, unlike stock options, restricted stock carries downside risk. Third, restricted stock is a total shareholder return vehicle, rewarding executives for both share price appreciation as well as dividends. Finally, our stock awards vest on a three-year schedule, thus creating an incentive to help retain our executive officers.

Simple and Straightforward Compensation Program.   We have a strong preference for a simple and straightforward compensation program. We pay our executives with cash and with restricted stock in amounts that we believe are approximately at the median of our competitive set. Since our formation, we have not granted options nor have we implemented a pension or a nonqualified deferred compensation program and, during 2007 and for the foreseeable future, we do not intend to grant options or create a pension or a nonqualified deferred compensation program. Moreover, we have very limited perquisites and, beginning in 2007, we have decided to replace all of our executive’s perquisites with a $7,000 increase in base salary. Our board members, including our Chief Executive Officer and our President and Chief Operating Officer, continue to receive reimbursement for expenses incurred staying at certain hotels, including all of our hotels, in an amount less than $10,000 per year.

Comply with Best Practices.   In designing our executive compensation programs, we strive to maximize the financial efficiency of our compensation programs from tax, accounting, cash flow, and shareholder dilution perspectives. For example, the amount of our cash incentive compensation paid and the size of the restricted stock grants varies based on the degree to which our financial objectives are achieved. In addition, our Compensation Committee consults with its own independent compensation and legal advisors to assess our compliance with corporate governance best practices when it evaluates our compensation programs.

Compensation for Senior Executives.

The following table sets forth the compensation paid for the last three years to the Chairman of our Board of Directors and Chief Executive Officer and each of the four other named executive officers.

Summary Compensation Table

Name and Principal Position	Year		Salary($)	Bonus($)		Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
William W. McCarten	2006		515,000	0		902,778	0	772,500	0	38,186	2,228,464
Chairman and Chief	2005		500,000	0		1,849,125	0	612,500	0	35,682	2,997,307
Executive Officer	2004	(1)	250,000	0		375,000	0	293,750	0	4,240	922,990
John L. Williams	2006		412,000	0		797,221	0	494,400	0	26,669	1,730,290
President and Chief	2005		400,000	0		1,725,850	0	390,000	0	28,912	2,544,762
Operating Officer	2004	(1)	200,000	0		350,000	0	188,000	0	5,687	743,687
Mark W. Brugger	2006		275,000	0		633,333	0	330,000	0	34,095	1,272,428
Executive Vice President	2005		239,112	0		1,356,025	0	179,335	0	29,913	1,804,385
And Chief Financial Officer	2004	(1)	117,500	0		275,000	0	82,838	0	6,330	481,668
Michael D. Schecter	2006		245,000	0		298,612	0	220,500	0	28,844	792,956
Executive Vice President,	2005		218,762	0		811,775	0	164,072	0	22,449	1,217,058
General Counsel and	2004	(1)	107,500	0		125,000	0	80,625	0	6,330	319,455
Corporate Secretary
Sean M. Mahoney	2006		175,000	0		63,888	0	105,000	0	23,088	366,976
Chief Accounting Officer and	2005		142,041	0		294,250	0	49,715	0	22,014	508,020
Corporate Controller	2004	(1)	58,333	30,000	(5)	20,833	0	19,602	0	6,330	135,098

(1)                The amounts for 2004 salary and incentive plan compensation are for the partial year from our inception in July 2004 until December 31, 2004, except for the amounts for Mr. Mahoney, which are for the partial year from August 1, 2004 until December 31, 2004.

(2)                The amounts set forth in this column represent the compensation expense recognized during the specified year in connection with equity awards. In accordance with SFAS 123R, the expense associated with these awards is recognized over the requisite service period (i.e., the vesting period of the restricted stock or deferred stock units). In 2005, the executives received deferred stock units that were fully vested on the grant date (although they will not be distributed until the fifth anniversary of their issuance); in accordance with SFAS 123R, as the awards were fully vested in 2005, the cost of the award was recognized in 2005. See “3. Equity-Based Incentive Compensation—Accounting and Tax Treatment of Awards” below for a description of the methodology underlying our SFAS 123R valuation.

(3)                In every year except 2005, we issued restricted stock to our executive officers. In 2005, we issued deferred stock units to our executive officers. Our executive officers receive current cash dividends on the unvested restricted stock at the same rate as paid to all of our shareholders. Our executive officers do not receive current cash dividends on the deferred stock units, instead all dividends on the deferred stock units are “re-invested” with the executives being credited with an additional number of deferred stock units that have a fair market value (based on the closing sale price of our common stock on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

(4)                All other compensation represents the employer safe harbor 401(k) match, health insurance premiums, life and disability insurance premiums and reimbursement of certain compensatory payments to our executive officers, including reimbursement of tax return preparation fees, annual medical examination costs and vacations at hotels either owned by us or managed or franchised by Marriott. For more detail on these amounts, please see “Perquisites and Other Benefits” below.

(5)                This amount represents a bonus paid to Mr. Mahoney in connection with the commencement of his employment.

There are four elements of our compensation program:

1.                base salary,

2.                a cash incentive compensation award based on the achievement of certain objective corporate goals, and to a lesser extent certain individual goals,

3.                annual restricted stock grants, and

4.                limited perquisites but reasonable benefits that are identical for all of our associates.

Base Salary.   We have set our base salaries in order to achieve two compensation goals: the base salaries need to be competitive but, at the same time, we want a substantial portion of our executives’ compensation to be “at risk”.

We review our executives’ base salaries annually and while we generally attempt to set the base salary for each of our executives at the median of their peers within the applicable competitive sets, we also recognize the need to adjust base salaries to reflect our executive’s assigned responsibilities, relevant levels of experience and individual performance. The base salaries for the named executive officers are as follows:

	2005	2006	2007
William W. McCarten	$500,000	$515,000	$537,000
John L. Williams	$400,000	$412,000	$432,000
Mark W. Brugger	$239,100	$275,000	$357,000
Michael D. Schecter	$218,800	$245,000	$282,000
Sean M. Mahoney	$142,500	$175,000	$207,000

Cash Incentive Plan Compensation.   We pay annual cash incentive plan compensation to our executive officers based on their achievement of certain objective corporate goals and, to a lesser extent, certain individual goals set by the Compensation Committee at the beginning of the year.

The executive officers’ annual cash incentive plan compensation for 2006 was based upon a formula established during the first quarter of 2006, consisting of three corporate components and an individual component, weighted as follows:

Corporate Performance Measures—2006 Annual Incentives	Weighting*
Achievement of adjusted 2006 earnings before interest expense, tax, depreciation and amortization (or “EBITDA”) compared to the 2006 budget presented to our Board of Directors in February of 2006 (as increased by the amount of EBITDA projected to be generated by each acquisition approved by the Board of Directors after February 2006)	70%
Accomplishment of the 2006 scheduled renovations within the approved budgets without a material reduction in scope	5-15%
Achievement of the newly acquired hotels generating aggregate hotel-level EBITDA as compared to the projections initially presented to our Board of Directors in connection with the acquisitions	5-10%
Achievement of certain individual performance objectives	5-20%

*                    Weighting for certain measures varies by executive, based on their areas of responsibility.

For each of the metrics, we adopted threshold, target and maximum numerical goals. We did not guarantee any of our executives any minimum cash incentive plan compensation; if the executive failed to achieve the threshold for any of the cash incentive plan compensation metrics, the executive would not have received a cash incentive plan compensation for that metric. Achievement at the threshold level of performance pays 50% of the target and achievement at the maximum level of performance pays 150% of target, with linear proration for achievement in between each of those levels. We set the threshold and maximum corporate goals at levels that, at the beginning of the year, we thought were very unlikely to be achieved.

Reflecting the exceptional year that we had in 2006, the executive officers met or exceeded the maximum numerical targets for all of the corporate objectives set by the Compensation Committee. DiamondRock (i) surpassed its adjusted EBITDA budget for 2006 by $9.6 million (or 7.7% above the corporate budget), (ii) completed the scheduled hotel renovations within the pre-approved budget without any material scope reductions, and (iii) was able to generate hotel-level EBITDA in 2006 that in the aggregate exceeded our initial underwriting by nearly $7.8 million (or 5.8% above the initial underwriting). The annual incentive opportunity ranges for 2006 and the actual cash incentive compensation earned for 2006 performance was as follows:

	2006 Cash Incentive Opportunity (expressed as a percentage of 2006 base salary)			2006 Cash Incentive Earned
	Threshold	Target	Maximum	% Salary	$ Value
William W. McCarten	50%	100%	150%	150%	772,500
John L. Williams	40%	80%	120%	120%	494,400
Mark W. Brugger	40%	80%	120%	120%	330,000
Michael D. Schecter	30%	60%	90%	90%	220,500
Sean M. Mahoney	20%	40%	60%	60%	105,000

The executive officer annual incentive compensation plan for 2007 is based on a formula adopted in February 2007 by our Compensation Committee that ties 70% to 80% of the executive officer incentive plan compensation to the achievement of two corporate goals and the remainder to certain individual objectives, with the individual objectives and the mix between the corporate and individual goals depending upon the responsibilities of the particular officer.

Corporate Performance Measures—2007 Annual Incentives	Weighting*
Achievement of adjusted 2007 Funds From Operations per share (FFO per share) compared to the 2007 budget presented to our Board of Directors in February of 2007	65-70%
Achievement of the newly acquired hotels generating aggregate hotel-level EBITDA compared to the projections initially presented to our Board of Directors in connection with the acquisitions.	5-10%
Achievement of certain individual performance objectives.	20-30%

*                    Weighting for certain measures varies by executive, based on their areas of responsibility.

In 2007, we changed our primary incentive plan metric from aggregate corporate adjusted EBITDA to adjusted FFO per share in order to explicitly link our executive compensation to our cost of capital. Adjusted FFO per share, unlike adjusted EBITDA, takes into account interest expense paid by us. In addition, by adopting a “per share” metric, we create appropriate incentives for our management to evaluate the number of shares outstanding and whether or not to fund a proposed acquisition through the issuance of additional equity.

The basic structure of our 2007 cash incentive plan is the same as the structure of the 2006 cash incentive plan. For each of our metrics, we adopted threshold, target and maximum numerical goals and we have not guaranteed any of our executives any minimum cash incentive plan compensation. We have set the threshold and maximum corporate goals at levels that, at the beginning of the year, we thought were unlikely to be achieved. For example, in 2007, the executive officers will receive the “Target” payout for the adjusted FFO per share component if we achieve our budgeted adjusted FFO per share for the year. When we adopted our budget in February of 2007, we believed that we had approximately a 70% likelihood of achieving our budgeted 2007 adjusted FFO per share.

The following chart shows the potential payouts our executives can receive under the 2007 incentive plan.

	2007 Cash Incentive Opportunity (expressed as a percentage of 2007 base salary)
	Threshold	Target	Max
William W. McCarten	50%	100%	150%
John L. Williams	40%	80%	120%
Mark W. Brugger	40%	80%	120%
Michael D. Schecter	30%	60%	90%
Sean M. Mahoney	20%	40%	60%

Equity-Based Incentive Compensation.   An important element of our total executive compensation is our restricted stock awards. We believe that our equity award program serves a number of important corporate objectives, most importantly the alignment of our executives’ interests with our shareholders’ interests. Our equity award program helps to ensure that each of our executives has a significant portion of their net worth tied to the performance of our stock. Our restricted stock grants are intended to serve also as an important executive retention device.

Our Compensation Committee determines, in its sole discretion, the amount of equity to be awarded to our executive officers each year reflecting our performance in the prior year, individual performance and competitive levels of long-term incentive compensation among our competitive set. Our executive officers are not guaranteed any minimum number of shares of restricted stock.

Grants of Plan-Based Awards – 2006

	Date of Compensation		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Committee Meeting(2)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)	Options (#)	Awards ($/Sh)	Awards ($)(5)
William W. McCarten	2-28-2006	2-28-2006	257,500	515,000	772,500
	7-25-2006	8-1-2006							69,139			1,100,001
John L. Williams	2-28-2006	2-28-2006	164,800	329,600	494,400
	7-25-2006	8-1-2006							43,997			699,992
Mark W. Brugger	2-28-2006	2-28-2006(3)	110,000	220,000	330,000
	7-25-2006	8-1-2006							37,712			599,998
Michael D. Schecter	2-28-2006	2-28-2006	73,500	147,000	220,500
	7-25-2006	8-1-2006							21,999			350,004
Sean M. Mahoney	2-28-2006	2-28-2006	35,000	70,000	105,000
	7-25-2006	8-1-2006							6,285			99,994

(1)                During February 2007, we paid each of our executive officers, pursuant to the 2006 cash incentive plan, the following amounts: Mr. McCarten $772,500, Mr. Williams $494,400, Mr. Brugger $330,000, Mr. Schecter $220,500 and Mr. Mahoney $105,000.

(2)                See “Timing of Awards” below.

(3)                On July 25, 2006, following a review of compensation practices within our competitive set, the Board of Directors modified Mr. Brugger’s cash incentive compensation potential from a target award of 60% of his 2006 base salary to a target award of 80% of his 2006 base salary. The revised threshold, target and maximum cash incentive plan amounts are reflected in the chart.

(4)                This column represents the July 25, 2006 grant of restricted stock to each of the executive officers. These shares of restricted stock will vest over a three year period.

(5)                The grant date fair value is based on the fair value on the grant date of the award, as determined in accordance with SFAS 123R.

Outstanding Equity Awards at Fiscal Year-End – 2006

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(1)(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William W. McCarten	—	—	—	—	—	144,139	2,595,943	—	—
John L. Williams	—	—	—	—	—	113,997	2,053,086	—	—
Mark W. Brugger	—	—	—	—	—	92,712	1,669,743	—	—
Michael D. Schecter	—	—	—	—	—	46,999	846,452	—	—
Sean M. Mahoney	—	—	—	—	—	11,285	203,243	—	—

(1)                Does not include fully vested, but not distributed deferred stock unit awards discussed below

(2)                Calculated using $18.01 per share, our stock price as of the close of trading on December 29, 2006.

Types of Awards.   Since the formation of our Company, we have issued only shares of restricted stock and deferred stock units. We have not issued any options or other forms of equity-based compensation and do not intend to issue any such options or other equity-based compensation in 2007 as we believe issuing restricted stock or deferred stock units is a more appropriate method of providing long term incentives for our directors, executive officers and other employees.

Our restricted stock consists of restricted stock awards that vest over a three year period. Such awards pay dividends on a current basis. We granted such time-based restricted stock in July 2004, August 2006 and February 2007.

The following table shows the shares of restricted stock that vested in 2006.

Option Exercises and Stock Vested Table – 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William W. McCarten	—	—	150,000	2,386,500
John L. Williams	—	—	140,000	2,227,400
Mark W. Brugger	—	—	110,000	1,750,100
Michael D. Schecter	—	—	50,000	795,000
Sean M. Mahoney	—	—	10,000	159,100

We have also issued deferred stock unit awards. In 2005, in connection with our initial public offering, we issued 382,500 shares of deferred stock unit awards to our five named executive officers as follows:

Shares of deferred stock granted in 2005
in connection with our initial public offering

	Original Units Granted	Additional Units Received Through Dividend Reinvestment (as of December 31, 2006)
William W. McCarten	112,500 units	7,932 units
John L. Williams	105,000 units	7,403 units
Mark W. Brugger	82,500 units	5,816 units
Michael. D. Schecter	57,500 units	4,054 units
Sean M. Mahoney	25,000 units	1,763 units

The deferred stock unit awards are fully vested and represent our promise to issue a number of shares of our common stock upon the earlier of (i) a sale event or (ii) July 2010. The awards are subject to forfeiture should the executive be terminated for cause. We do not pay current dividends on the shares of common stock underlying the deferred stock units; instead the dividends are effectively “re-invested” as each of the executive officers are credited with an additional number of deferred stock units that have a fair market value (based on the closing stock price on the day the dividend is paid) equal to the amount of the dividend that would have been awarded for those shares.

Timing of Awards.   We granted equity awards to our executive officers on July 6, 2004, May 25, 2005, August 1, 2006 and February 27, 2007. The July 6, 2004 award occurred simultaneously with our initial private placement (except in the case of Mr. Mahoney whose award was granted to him when be began working for us on August 1, 2004) and the awards to our executive officers were disclosed in advance in the private placement offering memorandum. The May 25, 2005 award of deferred stock occurred simultaneously with our initial public offering; the award was authorized by our Board of Directors in February of 2005 but was conditional on the successful completion of our initial public offering. The awards were disclosed in advance in our initial public offering prospectus. The August 1, 2006 award of restricted stock was approved by our Compensation Committee on July 25, 2006, but the award was deferred for six days until after the release of our Company’s second quarter’s earnings press release. The February 27, 2007 award was approved by our Compensation Committee and awarded on the same day.

Accounting and Tax Treatment of Awards.   We account for stock-based employee compensation using the fair value based method of accounting described in Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”), Share-Based Payment.

We record the cost of awards with service conditions (i.e., restricted stock grants that vest based on the passage of time) based on the grant-date fair value of the award. Prior to becoming a public company, each of our share grants occurred either simultaneously with our initial private placement or shortly thereafter so we recorded the grant date fair value of share awards at the price per share paid in our private placement. After becoming public, we have recorded (and in the future will record) the grant date fair value of share awards at the closing market price per share of our stock on the NYSE. The cost of the awards is recognized over the period during which an employee is required to provide service in exchange for the award (i.e., the vesting period). For example, our restricted stock has all vested over a three year period and the cost of those awards is recognized over that service period. On the other hand, our 2005 deferred stock unit awards were fully vested on issuance (but will not be distributed until 2010) and thus the cost of such awards was fully recognized in 2005. In the event that an employee resigns without good reason or is terminated with cause within the service period, no further compensation cost is recognized and the remaining unvested stock grant is cancelled.

As of December 31, 2006, we had not granted any equity awards that are subject to performance-based or market-based conditions.

We record an expense for income tax purposes on the vesting date for our restricted stock and on the date that the deferral expires for our deferred stock unit awards. The amount of the expense is equal to the number of shares vested multiplied by the closing market price per share of our stock on the NYSE on the vesting date or the date that the deferral expires.

Perquisites and other benefits.   We currently have very few perquisites and, beginning in 2007, we have decided to replace all of our executive level perquisites with a $7,000 increase in base salary. In 2006, our named executive officers, as executive officers, were entitled to two annual perquisites:  reimbursement for the uninsured cost of a medical examination (up to $5,000) and for income tax preparation (up to $2,000).

In addition, Messrs. McCarten and Williams, as members of our Board of Directors, are entitled to reimbursement of up to $10,000 of lodging, meals, parking and certain other expenses at all of our hotels and at all hotels and resorts managed or franchised by Marriott, subject to certain limitations. See “Director Compensation—Expenses and Perquisites.”

Our named executive officers, along with all of our employees on a non-discriminatory basis, receive: (i) health and dental insurance with our Company paying 100% of the premiums, (ii) a $200,000 group term life insurance policy, and (iii) short term disability coverage providing up to $1,000 per week for up to 13 weeks. We maintain a retirement savings plan for all of our employees under section 401(k) of the Code. All of our employees, including our named executive officers, benefit from the same company matching formula.

The following chart sets forth the perquisites and other benefits received by our executive officers over the last three years.

		Perquisites			Other Benefits
		Hotel Reimbursement	Tax Return Preparation	Annual Medical Exam	401-K Employer Match	Health Insurance Premium	Life and Disability Insurance Premiums
William W. McCarten	2006	4,237	2,000	3,186	20,000	7,875	888
	2005	3,156	2,000	4,441	18,000	7,641	444
	2004	—	—	672	—	3,568	—
John L. Williams	2006	—	—	—	20,000	5,781	888
	2005	—	—	—	18,000	10,468	444
	2004	—	—	—	—	5,687	—
Mark W. Brugger	2006	—	867	2,928	15,000	14,412	888
	2005	—	900	3,265	12,050	13,254	444
	2004	—	—	—	—	6,330	—
Michael D. Schecter	2006	—	—	—	15,000	12,956	888
	2005	—	—	—	8,751	13,254	444
	2004	—	—	—	—	6,330	—
Sean M. Mahoney	2006	—	550	—	7,238	14,412	888
	2005	—	1,850	—	6,466	13,254	444
	2004	—	—	—	—	6,330	—

Severance Agreements.

We had employment agreements with each of Messrs. McCarten, Williams, Brugger and Schecter and a letter agreement with Mr. Mahoney.

On March 9, 2007 we terminated each of the respective employment agreements and the letter agreement and replaced them with the severance agreements described below. Prior to entering into these severance agreements, our Compensation Committee reviewed severance agreements and policies as well as employment contracts for the eight largest lodging REITs that are currently SEC reporting companies, namely: Host Hotels & Resorts, Inc., CNL Hotels & Resorts, Inc., LaSalle Hotel Properties, Sunstone Hotel Investors, Inc., Strategic Hotels & Resorts, Inc., Felcor Lodging Trust Incorporated, Ashford Hospitality Trust, Highland Hospitality Corporation and Equity Inns, Inc. Our Compensation Committee’s independent advisor, Frederic W. Cook & Co., Inc., reviewed the proposed severance agreement on behalf of the Compensation Committee and provided advice on current market practices and emerging best practices regarding severance agreements. In addition, the Compensation Committee engaged its own law firm to represent it in the negotiation of the severance agreements with management.

Former Employment Agreements.   The former employment agreements (which are terminated and are no longer in effect) would have entitled each of our named executive officers to receive severance benefits if we had terminated such executive’s employment without cause or such executive had resigned with good reason or if there was a change in control of our Company during the term of their agreements and, within 12 months after the change in control, we had terminated such executive’s employment without cause or such executive had resigned with good reason, or if during the 90 day period commencing on the three-month anniversary of the date of the change in control, such executive resigned for any reason. Under each of these scenarios, each of the executives was entitled to receive a lump sum payment equal to a severance multiple multiplied by the sum of (x) their respective then current base salary and (y) the greater of (A) the average of the executives cash incentive plan compensation with respect to the preceding three fiscal years and (B) the executive’s cash incentive plan compensation with respect to the preceding fiscal year. Mr. McCarten’s severance multiple was 2, Mr. Williams’ severance multiple was 1.5 and each of Messrs. Brugger, Schecter and Mahoney’s severance multiple was 1. In addition, each executive was entitled to continued life, health and disability insurance coverage for himself, his spouse and dependents for a period of time equal to one year multiplied by the executive’s severance multiple. Any unvested portion of any restricted stock award and incentive award previously issued to the executive would have vested on the date of such termination. Because the executive had the ability to resign for any reason within the 90 day period commencing on the three-month anniversary of the date of the change in control, the employment agreements had a so-called “modified single trigger”.

Under the former employment agreements, in the event that the severance benefits described above were paid in connection with a change in control of our Company, each of the named executives (except Mr. Mahoney) were eligible to receive payments to compensate the executive for the additional taxes, if any, imposed on the executive under Section 4999 of the Code by reason of the receipt of excess parachute payments.

The former employment agreements contained non-competition covenants that applied during the term of the employment agreement and for 12 months after the expiration or termination of such executive’s employment with us, or six months in the event of a change in control of our Company.

The following chart sets forth the cost that we would have incurred if the executives had been terminated as of December 31, 2006 under the terms of the former employment agreement.

Cost of Termination under the Former Employment Agreements

	Cash Severance	Continued Medical and Dental Benefits(1)	Number of Shares of Unvested Stock(2)	Value of Unvested Shares(2)	Cost of Excise Tax Gross Up(3)	Total Cost of Termination
Fired For Cause or Quit without Good Reason
William McCarten	$—	$—	144,139	100% forfeited	n.a.	$—
John Williams	$—	$—	113,997	100% forfeited	n.a.	$—
Mark Brugger	$—	$—	92,712	100% forfeited	n.a.	$—
Michael Schecter	$—	$—	46,999	100% forfeited	n.a.	$—
Sean Mahoney	$—	$—	11,285	100% forfeited	n.a.	$—
Fired without Cause or Quit with Good Reason (without a change of control)
William McCarten	$2,575,000	$26,400	144,139	$2,595,943	n.a.	$5,197,343
John Williams	$1,359,600	$19,800	113,997	$2,053,086	n.a.	$3,432,486
Mark Brugger	$605,000	$13,200	92,712	$1,669,743	n.a.	$2,287,943
Michael Schecter	$465,500	$13,200	46,999	$ 846,452	n.a.	$1,325,152
Sean Mahoney	$—	$—	11,285	100% forfeited	n.a.	$—
Fired without Cause or Quit with Good Reason or Quit without Good Reason (following a change of control)
William McCarten	$2,575,000	$26,400	144,139	$2,595,943	$1,126,616	$6,323,959
John Williams	$1,359,600	$19,800	113,997	$2,053,086	$594,550	$4,027,036
Mark Brugger	$605,000	$13,200	92,712	$1,669,743	$0	$2,287,943
Michael Schecter	$465,500	$13,200	46,999	$ 846,452	$0	$1,325,152
Sean Mahoney	$280,000	$13,200	11,285	$ 203,243	$0	$496,443
Death or Disability
William McCarten	$—	$26,400	144,139	$2,595,943	n.a.	$2,622,343
John Williams	$—	$19,800	113,997	$2,053,086	n.a.	$2,072,886
Mark Brugger	$—	$13,200	92,712	$1,669,743	n.a.	$1,682,943
Michael Schecter	$—	$13,200	46,999	$ 846,452	n.a.	$859,652
Sean Mahoney	$—	$13,200	11,285	$ 203,243	n.a.	$216,443
Retirement
William McCarten	$—	$—	144,139	$2,595,943	n.a.	$2,595,943
John Williams	$—	$—	113,997	$2,053,086	n.a.	$2,053,086
Mark Brugger	$—	$—	92,712	$1,669,743	n.a.	$1,669,743
Michael Schecter	$—	$—	46,999	$ 846,452	n.a.	$846,452
Sean Mahoney	$—	$—	11,285	$ 203,243	n.a.	$203,243

(1)             The cost of the medical and dental insurance is based on the average cost paid by us for health insurance for a family with dependent children during 2006. The actual amount varies based on the cost of health insurance at the time of termination and whether the individual is single or married and whether the individual has dependent children.

(2)             The number of shares of unvested stock is as of December 31, 2006 and the value of such shares is calculated using $18.01 per share, the closing price on the NYSE for our stock on December 29, 2006. This column does not include the fully vested deferred stock units, which shares will be delivered to the executives upon a change in control.

(3)             The cost of the excise tax gross up is an estimate based on a number of assumptions including: (i) DiamondRock is subject to a change in control on December 29, 2006, (ii) all the named officers are terminated on December 29, 2006 without cause following that change in control, (iii) all the named officers receive cash incentive plan compensation for 2006 using the target percentage for each executive officer, and (iv) the change of control occurs at a price equal to our closing stock price on December 29, 2006 of $18.01 per share.

New Severance Agreements.   On March 9, 2007, we entered into new severance agreements with each of our executive officers. The severance agreements provide each named executive officer with certain severance benefits if his employment ends under certain circumstances. We believe that the severance agreements will benefit us by helping to retain the executives and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our Company.

Each named executive officer will be entitled to receive cash severance benefits under his severance agreement if we terminate such executive’s employment without cause or such executive resigns with good reason, regardless of whether or not there is a change in control. Under either of these scenarios, each of the executives is entitled to receive a lump sum payment equal to a severance multiple multiplied by the sum of (x) his then current base salary and (y) the target annual cash incentive plan compensation. Mr. McCarten’s severance multiple is 3 and each of Messrs. Williams, Brugger, Schecter and Mahoney’s severance multiple is 2. In addition, the executive will be entitled to a pro rata bonus for the year in which such termination of employment occurs. Because there is no clause granting an executive any severance payment if he or she terminates his employment for any reason during a certain period of time following a change in control, these severance agreements have a so-called “double trigger,” meaning that the executive must be either terminated without cause or have reasonable grounds to quit following a change in control in order for the executive to receive severance.

In addition, if we terminate such executive’s employment without cause or such executive resigns with good reason, or if the executive dies or becomes disabled, the executive (or his family) will be entitled to continued life, health and disability insurance coverage for himself, his spouse and dependents for eighteen months and any unvested portion of any restricted stock award and incentive award previously issued to the executive shall vest on the date of such termination.

In the event that the executive retires, the executive will be eligible to continue to vest under any outstanding unvested restricted stock awards, but the executive will not receive any cash severance or any life, health or disability coverage for himself or his spouse or dependents.

In the event that the severance benefits described above are paid in connection with a change in control of our Company, each of the named executives will be eligible to receive payments to compensate the executive for the additional taxes, if any, imposed on the executive under Section 4999 of the Code by reason of the receipt of excess parachute payments. However, this excise tax gross up is only available to the extent that the value of the payments and benefits exceeds an executive’s so-called 280G “safe harbor” by 10% or more; in the event that the payments and benefits exceed the so-called “safe harbor” by less than 10%, the amount of the parachute payment will be reduced to an amount less than such “safe harbor” so as not to incur any excise taxes.

These various severance benefits may not be deductible by us.

The following table sets forth a summary of our payment obligations pursuant to the severance agreements:

Termination as a Result of
	Fired For		Fired without
	Cause or		Cause or
	Quit Without		Quit with
	Good	Death or	Good
	Reason(1)(2)	Disability	Reason(1)(2)	Retirement(3)
Unpaid base salary through date of termination	Yes	Yes	Yes	Yes
Earned but unpaid annual incentive compensation	Yes	Yes	Yes	Yes
Pro-rated cash incentive plan compensation at target	No	Yes	Yes	Yes
Cash Severance	No	No	Yes	No
Continued medical, dental, and vision benefits	No	Yes	Yes	No
Continued vesting under stock plans	No	No	No	Yes
Full and immediate vesting under stock plans	No	Yes	Yes	No
Modified tax-gross up	N.A.	N.A.	Yes(4)	N.A

(1)           “Cause” shall mean a determination by our Board of Directors in good faith that any of the following events have occurred:  (i) indictment of the executive of, or the conviction or entry of a plea of guilty or nolo contendere by the executive to, any felony or misdemeanor involving moral turpitude; (ii) the executive engaging in conduct which constitutes a material breach of a fiduciary duty or duty of loyalty, including without limitation, misappropriation of our funds or property other than the occasional, customary and de minimis use of our property for personal purposes; (iii) the executive’s willful failure or gross negligence in the performance of his assigned duties, which failure or gross negligence continues for more than 15 days following the executive’s receipt of written notice of such willful failure or gross negligence from our Board of Directors; (iv) any act or omission of the executive that has a demonstrated and material adverse impact on our reputation for honesty and fair dealing or any other conduct of the executive that would reasonably be expected to result in material injury to our reputation; or (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by us to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials.

(2)           “Good Reason” for termination shall mean the occurrence of one of the following events, without the executive’s prior written consent: (i) a material diminution in the executive’s duties or responsibilities or any material demotion from the executive’s current position with us, including, without limitation: (A) if the executive is the CEO, either discontinuing his direct reporting to our Board of Directors or a committee thereof or discontinuing the direct reporting to the CEO by each of the senior executives responsible for finance, legal, acquisition and operations or (B) if the executive is not the CEO, discontinuing the executive reporting directly to the CEO or (C) if the executive is the Chief Accounting Officer, discontinuing the executive’s reporting directly to the Chief Financial Officer or to the Chief Executive Officer; (ii) if the executive is a member of our Board of Directors, our failure to nominate the executive as one of our directors; (iii) a requirement that the executive work principally from a location outside the 50 mile radius from our current address, except for required travel on our business to the extent substantially consistent with the executive’s business travel obligations on the date of the Severance Agreement; (iv) failure to pay the executive any compensation, benefits or to honor any indemnification agreement to which the executive is entitled within 15 days of the date due; or (v) the occurrence of any of the following events or conditions in the year immediately following a change in control: (A) a reduction in the executive’s annual base salary or annual cash incentive plan opportunity as in effect immediately prior to the change in control; (B) the failure by us to obtain an agreement, reasonably satisfactory to the executive, from any of our successors or assigns to assume and agree to adopt the Severance Agreement for a period of at least two years from the change in control.

(3)           “Retirement” shall mean a retirement by the executive if the executive has been designated as an eligible retiree by our Board of Directors, in its sole discretion.

(4)           The excise tax gross up is only applicable if the executive is fired without cause or quits with good reason following a change in control.

The following chart sets forth the cost that we would have incurred if one of the executives were terminated as of December 31, 2006 under the terms of our new severance agreements, assuming a stock price of $18.01, the closing market price on the NYSE on December 29, 2006:

Cost of Termination under New Severance Agreements

	Cash Severance	Continued Medical and Dental Benefits(1)	Number of Shares of Unvested Stock(2)	Value of Unvested Shares(2)	Cost of Excise Tax Gross Up(3)	Total Cost of Termination
Fired For Cause or Quit without Good Reason
William McCarten	$—	$—	144,139	100% forfeited	n.a.	$—
John Williams	$—	$—	113,997	100% forfeited	n.a.	$—
Mark Brugger	$—	$—	92,712	100% forfeited	n.a.	$—
Michael Schecter	$—	$—	46,999	100% forfeited	n.a.	$—
Sean Mahoney	$—	$—	11,285	100% forfeited	n.a.	$—
Fired without Cause or Quit with Good Reason (without a change of control)
William McCarten	$3,090,000	$14,850	144,139	$2,595,943	n.a.	$5,700,793
John Williams	$1,483,200	$14,850	113,997	$2,053,086	n.a.	$3,551,136
Mark Brugger	$990,000	$14,850	92,712	$1,669,743	n.a.	$2,674,593
Michael Schecter	$784,000	$14,850	46,999	$ 846,452	n.a.	$1,645,302
Sean Mahoney	$490,000	$14,850	11,285	$ 203,243	n.a.	$708,093
Fired without Cause or Quit with Good Reason (following a change of control)
William McCarten	$3,090,000	$14,850	144,139	$2,595,943	$1,550,690	$7,251,483
John Williams	$1,483,200	$14,850	113,997	$2,053,086	$737,621	$4,288,757
Mark Brugger	$990,000	$14,850	92,712	$1,669,743	$551,558	$3,226,151
Michael Schecter	$784,000	$14,850	46,999	$ 846,452	$384,983	$2,030,285
Sean Mahoney	$490,000	$14,850	11,285	$ 203,243	$0	$708,093
Death or Disability
William McCarten	$—	$14,850	144,139	$2,595,943	n.a.	$2,610,793
John Williams	$—	$14,850	113,997	$2,053,086	n.a.	$2,067,936
Mark Brugger	$—	$14,850	92,712	$1,669,743	n.a.	$1,684,593
Michael Schecter	$—	$14,850	46,999	$ 846,452	n.a.	$861,302
Sean Mahoney	$—	$14,850	11,285	$ 203,243	n.a.	$218,093
Retirement
William McCarten	$—	$—	144,139	$2,595,943	n.a.	$2,595,943
John Williams	$—	$—	113,997	$2,053,086	n.a.	$2,053,086
Mark Brugger	$—	$—	92,712	$1,669,743	n.a.	$1,669,743
Michael Schecter	$—	$—	46,999	$ 846,452	n.a.	$846,452
Sean Mahoney	$—	$—	11,285	$ 203,243	n.a.	$203,243

(1)             The cost of the medical and dental insurance is based on the average cost paid by us for health insurance for a family with dependent children during 2006. The actual amount will vary based on the cost of health insurance at the time of termination whether the individual is single or married and whether the individual has dependent children.

(2)             The number of shares of unvested stock is as of December 31, 2006 and the value of such shares is calculated using $18.01 per share, the closing price on the NYSE for our stock on December 29, 2006.

(3)             The cost of the excise tax gross up is an estimate based on a number of assumptions including: (i) DiamondRock is subject to a change of control on December 29, 2006, (ii) all the named officers are terminated on December 29, 2006 without cause following that change of control, (iii) all the named officers receive a cash incentive plan compensation for 2006 using the target percentage for each executive officer, and (iv) the change of control occurs at a price equal to our closing stock price on December 29, 2006.

The severance agreements contain non-competition covenants that apply until 12 months after the expiration or termination of such executive’s employment with us. The non-competition covenants restrict the executives from working for any lodging oriented real estate investment company located in the United States. The non-competition covenants will not apply following a change of control or if the executive is not eligible for cash severance.

Mandatory Minimum Equity Ownership Policy for Senior Executives.

We believe that it is important to align the interests of those in senior executive positions with those of our stockholders. As one concrete step to ensure such alignment, we adopted a mandatory stock ownership requirement for senior management. Under this policy, each executive within five years of his or her date of hire must acquire and hold a certain number of shares. Each of our officers will reach their fifth anniversary of being hired in July 2009, except Mr. Mahoney whose anniversary will be in August 2009. We believe that each of our executive officers is on track to own the necessary shares of common stock on or before the applicable deadline in 2009. The following chart shows the minimum required equity and the current stock ownership of each officer:

Minimum Equity Ownership Policy

	Minimum Ownership (by July 2009)	Actual Ownership (as of March 1, 2007)
William McCarten	200,000 shares	189,236 shares
John Williams	160,000 shares	113,354 shares
Mark Brugger	70,500 shares	60,138 shares
Michael Schecter	64,500 shares	43,475 shares
Sean Mahoney	14,000 shares	6,780 shares

We count towards this minimum equity ownership policy only those shares which an officer has purchased or otherwise has received through our equity compensation program to the extent that such shares are fully vested, not subject to any deferral and otherwise continue to be owned by the executive.

Clawback Policy

Our Board of Directors has adopted a policy that, in the event of a significant restatement of our financial results, our Board of Directors will review all cash incentive plan compensation that were made to the five most highly compensated executives on the basis of having met or exceeded specific performance targets for performance periods after the adoption of the policy (December 31, 2006). If such cash incentive plan compensation would have been lower had they been calculated based on such restated results, it is the general policy of our Board of Directors to seek to recoup, for the benefit of our Company, the portion of the excess cash incentive plan compensation that was received by any individual senior executive who engaged in fraud, intentional misconduct or illegal behavior in connection with the financial results that were restated. Notwithstanding anything stated or implied in the foregoing, our Board of Directors will, in its reasonable business judgment, decide whether or not to pursue such recoupment from one or more individuals based on those factors that our Board of Directors believes to be reasonable.

Tax Deductibility of Executive Compensation.

Section 162(m) of the Code limits the deductibility on DiamondRock’s tax return of compensation over $1 million to any of the executive officers of DiamondRock unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. Because DiamondRock is a real estate investment trust that generally does not pay corporate income taxes, the loss of deductibility of compensation does not have a significant adverse impact on us. In

2006, $7.1 million was not deductible under Section 162(m). The proposed amendments to our stock option plan are designed to permit us to deduct certain compensation under Section 162(m).

Compensation Committee Procedures, Compensation Consultant, and Input of Named Executive Officers on Compensation

The Compensation Committee of our Board of Directors is responsible for setting the compensation of our chief executive officer and four named executive officers. Our Compensation Committee exercises its independent discretion in reviewing and approving the executive compensation program as a whole, as well as specific compensation levels for each executive officer. Our Compensation Committee is comprised of our four independent directors; Mr. Altobello is the committee chairman.

Independent Consultant.   The Compensation Committee engages Frederic W. Cook & Co. Inc. as its independent compensation consultant to advise the Compensation Committee on compensation program design, the components of our Company’s executive compensation programs, and the amounts we should pay to our executives. Frederic W. Cook & Co. Inc. also provides the Compensation Committee with information on executive compensation trends, best practices and advice for potential improvements to the executive compensation program. Frederic W. Cook & Co. Inc. also advises the Compensation Committee on the design of the compensation program for non-employee directors. Frederic W. Cook & Co. Inc. does no work for management unless requested by the Chairman of the Compensation Committee, receives no compensation from our Company other than for its work in advising the Compensation Committee, and maintains no other economic relationships with our Company. As part of the process of assessing the effectiveness of our Company’s compensation programs, Frederic W. Cook & Co. Inc. receives input from the senior management and interacts as necessary with the Chief Executive Officer or the Executive Vice President and General Counsel regarding our Company’s strategic goals and the manner in which the compensation plans should support these goals.

Use of Competitive Set.   Each year, the Compensation Committee of our Board of Directors conducts a review of the executive compensation program in terms of both design and compensation levels. This includes a competitive analysis of our compensation practices versus those of our peers with a focus on other lodging REITs and, to a lesser extent, the real estate industry in general. For compensation purposes, we use the following two competitive sets:

Lodging REIT Competitive Set(1)

	Ticker Symbol	Market Capitalization (as of December 29, 2006)(2)
Ashford Hospitality Trust	AHT	$907 million
Equity Inns, Inc.	ENN	$875 million
Felcor Lodging Trust Incorporated	FCH	$1,360 million
Highland Hospitality Corporation	HIH	$862 million
LaSalle Hotel Properties	LHO	$1,850 million
Strategic Hotels & Resorts, Inc.	BEE	$1,640 million
Sunstone Hotel Investors, Inc	SHO	$1,540 million

Non-Lodging REIT Competitive Set(1)

	Ticker Symbol	Market Capitalization (as of December 29, 2006)(2)
Cousins Properties Inc.	CUZ	$1,810 million
Lexington Corporate Properties Trust	LXP	$1,170 million
National Retail Properties, Inc.	NNN	$1,360 million
Omega Healthcare Investors, Inc.	OHI	$1,050 million
Spirit Finance Corp	SFC	$1,250 million
Tanger Factory Outlet Centers Inc.	SKT	$1,220 million
Washington REIT	WRE	$1,790 million

(1)          Several members of our two competitive sets were acquired during 2006 and are no longer independent public companies, but were in the competitive set at the time we reviewed our compensation, namely: MeriStar Hospitality, Glenborough Realty Trust and Town & Country Trust.

(2)          Our market capitalization as of December 29, 2006, was $1,370 million.

While we strive to set compensation that is at the median of our competitive set and is otherwise broadly consistent with compensation practices adopted by other lodging REITs and, to a lesser extent, non-lodging REITs, we place a higher priority on individually tailoring each executive’s compensation to reflect his or her skill set and individual contributions to our Company, as well as the overall performance of our Company. Thus the actual compensation we pay to any individual may be above or below the actual median of that individual’s peers within our competitive set.

Annual Process.   Each year, during its December meeting, our Compensation Committee reviews the total compensation of each of our executive officers for the prior year, including an estimate of the incentive plan compensation for the prior year, a summary of all executive employment or severance agreements and a calculation of potential change in control costs; at this meeting, the Compensation Committee also reviews appropriate compensation studies and surveys. Following that review, our Compensation Committee sets an appropriate base salary along with the criteria for the annual incentive plan compensation for the following year. The Compensation Committee makes final annual incentive plan compensation determinations after the end of the fiscal year, when financial results for the year became available.

Our Compensation Committee seeks input from multiple sources and bases compensation decisions on a variety of factors. In particular, the Compensation Committee reviews the compensation (including total compensation, as well as the individual components of base salary, annual incentive and long-term incentives) awarded to senior executives by a comparative peer group consisting of lodging REITs with a comparable market capitalization and to a lesser extent a peer group of non-lodging REITs. In addition, our Compensation Committee reviews the most recent publicly available compensation data for senior executives of comparable REITs, as well as various internally created and independent consultant compensation studies and surveys, to ensure that compensation packages are in line with our peer group and the real estate industry in general. Finally, for each of named executives (except Mr. McCarten), Mr. McCarten makes a compensation recommendation to the Compensation Committee and the Compensation Committee considers these recommendations in setting the compensation for the four executive officers.

Director Compensation

The following chart summarizes the compensation paid to our non-management directors in 2006. Messrs. McCarten and Williams receive no separate compensation for being members of our Board of Directors:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
W. Robert Grafton	72,750	25,000	—	—	—	4,060	(1)	101,810
(Lead Director & Audit Committee Chairperson)
Daniel J. Altobello	54,250	25,000	—	—	—	1,122	(1)	80,372
(Compensation Committee Chairperson)
Maureen L. McAvey (Director)	49,250	25,000	—	—	—	—		74,250
Gilbert T. Ray	52,750	25,000	—	—	—	—		77,750
(Nomination and Governance Committee Chairperson)

(1)           Reimbursement for lodging, meals, parking and certain other expenses at one of our hotels or at a hotel and resort managed or franchised by Marriott.

Cash Compensation.

As compensation for serving on our Board of Directors in 2006, each of our non-employee directors received an annual fee of $20,000 and an additional fee of $1,500 for each meeting of our Board of Directors or of one of its committees that they attended. For attendance at each telephonic meeting, each of our non-employee directors received $750. Committee chairpersons received an additional $5,000 annual fee, with the exception of our Audit Committee chairperson, who received an additional $15,000 annual fee. Our Lead Director received an additional $10,000 annual fee. The following chart reflects the cash compensation paid to our directors in 2006

	Annual Fee for Board Membership	Attendance Fees for Board Meetings	Annual Fee for Committee Chairs & Lead Director	Attendance Fees for Committee Meetings	Total Cash Fees Paid
W. Robert Grafton	$20,000	$9,750	$25,000	$18,000	$72,750
(Lead Director & Audit Committee Chairperson)
Daniel J. Altobello	$20,000	$9,750	$5,000	$19,500	$54,250
(Compensation Committee Chairperson)
Maureen L. McAvey	$20,000	$9,750	$0	$19,500	$49,250
(Director)
Gilbert T. Ray	$20,000	$9,750	$5,000	$18,000	$52,750
(Nomination and Governance Committee Chairperson)

Equity Compensation.

Each of our non-employee directors received $25,000 of unrestricted shares of common stock for his or her service on our Board of Directors in 2006.

Expenses and Perquisites.

We reimburse our directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or its committees. In addition, each of the six members of our Board of Directors are entitled to reimbursement for up to $10,000 of lodging, meals, parking and certain other expenses at all of our hotels as well as at all hotels and resorts managed or franchised by Marriott. All of such reimbursement was considered taxable income to the member who stayed at the hotel or resort.

Stock Ownership Guideline.

Our Board of Directors requires each independent director, within five years of first being elected to our Board of Directors, to own 11,000 shares of our common stock. Assuming that they are nominated and reelected, July 2009 will be the fifth anniversary of each of our directors being elected to our Board of Directors. Each of our directors is either currently in compliance with the stock ownership policy or appears to be on track to own 11,000 shares of common stock on or before July 2009. Our directors currently own the following number of shares:

Number of Shares Owned (as of March 1, 2007)
Daniel J. Altobello	15,072
W. Robert Grafton	13,072
Maureen L. McAvey	10,072
Gilbert T. Ray	10,072

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Six directors will be elected at our 2007 annual meeting of stockholders to serve until our 2008 annual meeting of stockholders. All directors are to hold office until our 2008 annual meeting or until their respective successors shall be duly elected and qualified.

Each nominee to be a director was recommended by our Nominating and Corporate Governance Committee which considered a number of factors, including the criteria for Board of Directors membership approved by our Board of Directors, and then was nominated by our Board of Directors. Each of the nominees is a current member of our Board of Directors. The nominees are Daniel J. Altobello, W. Robert Grafton, Maureen L. McAvey, William W. McCarten, Gilbert T. Ray and John L. Williams.

Our Board of Directors anticipates that the nominees will serve, if elected, as directors. However, if any person nominated by our Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as our Board of Directors may recommend.

Vote Required

Directors are elected by a plurality of the votes cast by proxy or in person and entitled to vote on the election of directors at the annual meeting. Votes may be cast for or withheld from each nominee. Votes cast for the nominees will count as “yes” votes; votes that are withheld from the nominees will not be voted with respect to the director or directors indicated, although they will be counted when determining whether a quorum is present.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITS NOMINEES. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees and Executive Officers

The following biographical descriptions set forth certain information with respect to the nominees for election as directors at our 2007 annual meeting and the executive officers who are not directors, based on information furnished to us by each nominee and executive officer as of March 1, 2007.

Certain information regarding our directors and senior executive officers is set forth below.

Name	Age	Position
William W. McCarten	58	Chairman of the Board of Directors, Chief Executive Officer and Director
John L. Williams	55	President, Chief Operating Officer and Director
Daniel J. Altobello*	66	Director
W. Robert Grafton*	65	Lead Director
Gilbert T. Ray*	62	Director
Maureen L. McAvey*	60	Director
Mark W. Brugger	37	Executive Vice President, Chief Financial Officer and Treasurer
Michael D. Schecter	42	Executive Vice President, General Counsel and Corporate Secretary
Sean M. Mahoney	35	Chief Accounting Officer and Corporate Controller

*                    Independent Director

The following is a summary of certain biographical information concerning our nominees and senior executive officers:

Nominees

William W. McCarten is our Chairman of the Board of Directors, Chief Executive Officer and has been a member of our Board of Directors since our formation in 2004.

Mr. McCarten worked for the Marriott Corporation, or Marriott International, Inc., and its related entities for more than twenty-five years until January 2004. Among his many positions, during those twenty-five years, Mr. McCarten served as the Chief Executive Officer of HMSHost Corporation, formerly Host Marriott Services Corporation, a publicly held developer and operator of restaurant and retail concessions in travel and entertainment venues listed on the New York Stock Exchange from 1995 to 2000. In addition, Mr. McCarten served as non-executive Chairman of HMSHost Corporation from 2000 to 2001.

Prior to joining Marriott, Mr. McCarten was an accountant with Arthur Andersen & Co. from 1970 to 1979.

Mr. McCarten received his B.S. in Accounting from the McIntire School of Commerce at the University of Virginia in 1970, and he served on the Advisory Board of the McIntire School from 1981 to 1996.

John L. Williams serves as our President and Chief Operating Officer and has been a member of our Board of Directors since our formation in 2004.

Mr. Williams worked for the Marriott Corporation, or Marriott International, Inc., and its related entities for more than twenty-five years until he resigned to help form DiamondRock in 2004. Mr. Williams most recently served as Executive Vice President of North American Hotel Development for Marriott International.

From 1991 to 1992, Mr. Williams, while on a leave of absence from Marriott, served as the Chief Acquisition Executive for Lodging Opportunities, the initial lodging fund sponsored by the Thayer organization. Prior to joining the Marriott Corporation, Mr. Williams was a senior consultant with Laventhal and Horwath.

Mr. Williams received a B.S./B.A. from Denver University with a major in Hotel and Restaurant Management and B.A. in American Studies from Denver University in 1973. In addition, Mr. Williams performed graduate coursework at the University of Missouri at Kansas City with a concentration in finance.

Daniel J. Altobello has been a member of our Board of Directors since July 2004.

Mr. Altobello has been Chairman of Altobello Family LP since 1991. Mr. Altobello also served as chairman of the board of directors of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs from 1995 to 2001. From 1989 to 1995, Mr. Altobello was the Chairman, Chief Executive Officer and President of Caterair International Corporation. He currently serves on the board of directors of JER Investors Trust, Inc., MESA Air Group, World Airways, Inc., Friedman, Billings, Ramsey Group, Inc. and Media Bay, Inc. In addition, Mr. Altobello serves on the Advisory Board of Thayer Capital Partners and on the boards of two non-reporting companies, Associated Asphalt and Mercury Air Group.

W. Robert Grafton has been a member of our Board of Directors since July 2004 and serves as our Lead Director.

Mr. Grafton is a retired certified public accountant. He retired from Andersen Worldwide S.C. in 2000. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. Mr. Grafton joined Arthur Andersen in 1963 and was elected a member of the Board of Partners of Andersen Worldwide in 1991. Mr. Grafton was elected Chairman of the Board of Partners in 1994 and served as Managing Partner—Chief Executive from 1997 through 2000. Mr. Grafton serves on the board of directors of Carmax Inc., a publicly traded company listed on the New York Stock Exchange, where he also serves as Chairman of the Audit Committee.

Maureen L. McAvey has been a member of our Board of Directors since July 2004.

Ms. McAvey is the Executive Vice President, Initiatives Group at the Urban Land Institute (“ULI”) in Washington, DC, where she has worked in various positions since 2001. ULI is a premier research and education organization within the real estate and land use industry. Ms. McAvey was a member of the board of trustees of ULI from 1995 to 2001. Prior to joining ULI, from 1998 to 2001, Ms. McAvey was Director, Business Development, for Federal Realty Investment Trust, an owner and manager of retail developments and mixed-use developments and a publicly traded company listed on the New York Stock Exchange. Ms. McAvey also has served as the Director of Development for the City of St. Louis, a cabinet level position in the Mayor’s office and she was Executive Director of the St. Louis Development Corporation. Prior to working for the city of St. Louis, Ms. McAvey led the real estate consulting practices in Boston for Deloitte & Touche and Coopers & Lybrand. Ms. McAvey directed the west coast operations of Carley Capital Group, a national development firm and also has experience as a private developer. Ms. McAvey holds two master’s degrees, one from the University of Minnesota and one from the Kennedy School of Government, Harvard University.

Gilbert T. Ray has been a member of our Board of Directors since July 2004.

Mr. Ray was a partner in the law firm of O’Melveny & Myers LLP until his retirement in 2000. He practiced corporate law for almost three decades, and has extensive experience with corporate and tax exempt transactions, as well as international finance. Mr. Ray is a member of the board of directors of Advance Auto Parts, Inc., Watson Wyatt & Company Holdings and IHOP Corp., each a publicly traded company listed on the New York Stock Exchange. In addition, Mr. Ray is a member of the board of directors of Automobile Club of Southern California and Sierra Monolithics, Inc. Mr. Ray is also a trustee of SunAmerica Series Trust, Seasons Series Fund, The John Randolph Haynes and Dora Haynes Foundation and St. John’s Health Center Foundation.

Senior Executive Officers

Mark W. Brugger serves as our Executive Vice President, Chief Financial Officer and Treasurer. Previously, Mr. Brugger served as Vice President—Project Finance for Marriott International, Inc. from 2000 to 2004. From 1997 to 2000, Mr. Brugger served as Vice President—Investment Sales of Transwestern Commercial Services, formerly the Carey Winston Company. From 1995 to 1997, Mr. Brugger was the Land Development Director for Coscan Washington, Inc. Mr. Brugger received a Juris Doctorate from American University School of Law in 1995 and a B.A. from the University of Maryland at College Park in 1992.

Michael D. Schecter serves as our Executive Vice President, General Counsel and Corporate Secretary. Previously, Mr. Schecter served as Senior Counsel of Marriott International, Inc. from 1998 to 2004. From 1991 to 1998, Mr. Schecter was an associate at Sullivan & Cromwell in their Washington, D.C. and Melbourne, Australia offices. From 1990 to 1991, Mr. Schecter served as a law clerk to the Honorable Frank M. Johnson, Jr. of the United States Court of Appeals for the Eleventh Circuit. Mr. Schecter received a Juris Doctorate from Cornell Law School in 1990 and a B.A. from Bates College in 1986.

Sean M. Mahoney serves as our Chief Accounting Officer and Corporate Controller. Previously, Mr. Mahoney served as a senior manager with Ernst & Young LLP in McLean, Virginia. During 2002 and 2003 Mr. Mahoney served as a Director in the Dublin, Ireland audit practice of KPMG LLP. From 1993 to 2001, Mr. Mahoney worked in the audit practice of Arthur Andersen LLP. Mr. Mahoney is a member of the American Institute of Certified Public Accountants and is a Virginia C.P.A. Mr. Mahoney received a B.S. from Syracuse University in 1993.

PROPOSAL 2—APPROVAL OF AMENDMENTS TO THE 2004 STOCK OPTION AND INCENTIVE PLAN

At a meeting on February 27, 2007, our Board of Directors adopted, subject to approval of our stockholders, amendments to our 2004 Stock Option and Incentive Plan (the “Incentive Plan”). The amendments increase the number of shares available for grants under the Incentive Plan and add provisions that would allow annual cash incentive plan compensation payments to our officers, directors and employees and other persons expected to provide significant services to us or any of our subsidiaries so as to satisfy the requirements for qualification as performance-based compensation under the Code and make certain other changes to the Incentive Plan.

Material Differences from Existing Incentive Plan

The material differences from the existing Incentive Plan that are implemented by the amended Incentive Plan are as follows:

Increase in Available Shares.

Under our existing Incentive Plan, we reserved 2,000,000 shares of our common stock for the issuance of awards under the Incentive Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. As of March 1, 2007, there were 591,372 shares remaining available to be granted under the Incentive Plan. In order to be able to make anticipated grants, our Board of Directors has amended the Incentive Plan to increase the number of shares available for grant under the Incentive Plan by an additional 6,000,000 shares. Based solely on the closing price of our common stock as reported on the NYSE on March 1, 2007, the maximum aggregate market value of the additional 6,000,000 shares that could potentially be issued under the Incentive Plan is $106,800,000. The shares issued under the Incentive Plan will be authorized but unissued shares.

Performance Units.

Section 162(m) of the Code limits our deduction of compensation paid to each of our chief executive officer and our other four most highly compensated officers (collectively, our “NEOs”) for any year to $1 million, except to the extent the compensation is considered performance-based. In order to preserve our federal income tax deduction for annual cash incentive awards to our NEOs, the Incentive Plan has been amended to provide for the award of Performance Units. Awards of Performance Units will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period; the Compensation Committee certifies that the performance goals have been met; and the awards are otherwise administered as required by Section 162(m) of the Code.

The performance goals that may be used by the Compensation Committee for awards intended to be performance-based compensation under Section 162(m) of the Code are described below under “Purpose.” The performance period, which the Compensation Committee will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. It is expected that the performance period for awards of Performance Units will be our fiscal year, since Performance Units are intended to be used for annual cash incentive plan compensation payments to our NEOs.

Under the amended Incentive Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to be performance-based is cancelled, the award will continue to count against the $5,000,000 maximum.

Certain Other Changes.

The amendment also amends the Incentive Plan to make it consistent with the new Severance Agreements, in particular, the original Incentive Plan had a so-called ‘single trigger” accelerated vesting clause upon a change in control, the amendment clarifies that our NEO’s will be subject to a “double trigger” vesting in such circumstances.

The amendment also clarifies that the “fair market value” of our shares under the Incentive Plan is the closing price on the New York Stock Exchange on the relevant date and it eliminates the automatic grants of unrestricted stock to our non-employee directors. It is our intent to continue to regularly grant shares to our directors but not to mandate the number of shares or the date such shares are granted.

Incentive Plan

General.

The following is a summary of the principal features of the Incentive Plan as amended by our Board of Directors. Our Board of Directors believes that the amended Incentive Plan will be an important and effective means of attracting, retaining, and motivating qualified personnel.

Since the formation of our Company, we have issued only shares of restricted stock and deferred stock units. We have not issued any options or other forms of equity-based compensation and do not intend to issue any such options or other equity-based compensation in 2007 as we believe issuing restricted stock or deferred stock units is a more appropriate method of providing long term incentives for our directors, executive officers and other employees. Nevertheless, the Incentive Plan is a typical flexible equity plan which enables our Board of Directors and its Compensation Committee to issue options and other equity-based compensation if they believe such compensation is appropriate.

The Incentive Plan provides for the grant of restricted stock, unrestricted stock, other stock-based awards, deferred stock units and performance share awards (collectively, “Stock Awards”), as well as qualified incentive stock options (“ISOs”) which meet the requirements of Section 422 of the Code, stock options not so qualified (“NQSOs” and, together with ISOs, “Options”), stock appreciation rights (“SARs”), Performance Units and dividend equivalent rights (“DERs”). The effective date of the amendment to the Incentive Plan will be the date it is approved by stockholders and the Incentive Plan will terminate ten years from the effective date. However, grants made under the Incentive Plan may extend beyond that date,

Since the formation of our Company, we have issued only shares of restricted stock and deferred stock units. We have not issued any Options, SARs, DERs or other forms of equity-based compensation and do not intend to issue any such compensation in 2007.

Purpose.

The Incentive Plan is intended to provide a means of performance-based compensation in order to attract and retain qualified personnel and to provide an incentive to our employees, officers, directors and others whose job performance affects DiamondRock, to encourage proprietary interest in DiamondRock, to encourage such employees to remain in the employ of DiamondRock, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to us. In particular, the Incentive Plan will enhance our ability to grant awards structured to qualify as performance-based under Section 162(m) of the Code. The performance measures that may be used in connection with the granting of awards under the Incentive Plan intended to be performance-based will be based on any one or more of the following measures: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; earnings before interest, tax, depreciation and amortization in the aggregate or on a per share basis; funds from operations in the aggregate or on a per share basis; funds available for distribution in the aggregate or on a per share basis; cash flow or cash flow per share; total shareholder return; dividends paid or payable; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity), and return on investment; cash flow; or economic value added (economic profit). Such criteria generally must be specified in advance and may relate to either or both of corporate (with respect to an individual business segment or unit or corporate wide) and/or individual performances.

Administration.

The Incentive Plan is administered by the Compensation Committee. Members of the Compensation Committee are eligible to receive grants under the Incentive Plan, as determined by our Board of Directors.

The Compensation Committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the equity plan. The Compensation Committee may authorize a specific number of shares and then generally delegate to our chief executive officer the authority to grant awards under the equity plan to our employees.

Other than in the event of a necessary adjustment in connection with a change in our Company’s stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding Options.

Eligible Persons and Plan Limits.

All full-time and part-time officers, employees, non-employee directors and other key persons are eligible to participate in the Incentive Plan, subject to the discretion of the administrator. Approximately 21 individuals are eligible to participate in the Incentive Plan. There are certain limits on the number of awards that may be granted under the Incentive Plan. For example, no more than 500,000 Options or SARs may be granted to any one individual in a calendar year and the maximum annual performance-based award that may be made to any one individual in a calendar year is $5,000,000 or 500,000 shares.

No grants may be made under the Incentive Plan to any person who, assuming exercise or vesting of all awards held by such person, would own or be deemed to own beneficially more than 9.8% (by number of shares or value) of the outstanding shares of equity stock of DiamondRock, other than awards of Performance Units payable only in cash.

Shares Subject to the Incentive Stock Plan.

Subject to anti-dilution provisions for stock splits, stock dividends, and similar events, the Incentive Plan, as amended, authorizes the grant of awards with respect to a maximum number of shares equal to the sum of: (i) 6,000,000 newly authorized shares of common stock; (ii) 591,372 shares of common stock previously authorized for future awards under the Incentive Plan which remain available for grants; (iii) any shares of common stock that are represented by awards granted under the Incentive Plan, either before or after the date hereof, which are (A) forfeited, expire or are canceled without delivery of shares of common stock or (B) settled in cash; and (iv) any shares of common stock that are tendered to DiamondRock to satisfy the exercise price of options or the applicable tax withholding obligation.

Any shares of common stock covered by an award under the Incentive Plan that are forfeited or canceled, or shares of stock not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, will not be deemed to have been granted for purposes of determining the maximum number of shares of common stock available for future awards under the Incentive Plan.

If the exercise price of any Option is satisfied by tendering shares of common stock to DiamondRock, only the number of shares issued net of the shares tendered will be deemed granted for purposes of determining the maximum number of shares of common stock available for future awards under the Incentive Plan.

The Incentive Plan provides that, in connection with any reorganization, merger, consolidation, recapitalization, stock split, or similar transaction, the Compensation Committee shall adjust awards to preserve the benefits or potential benefits of the awards.

Stock Awards.

The Incentive Plan provides that the Compensation Committee may grant Stock Awards either alone or in addition to other awards granted under the Incentive Plan. The terms of Stock Awards will be determined by the Compensation Committee in its discretion, including: the number of shares subject to the Stock Award; the price (if any) to be paid by the recipient of the Stock Award; the period (Restricted Period) during which the shares subject to the Stock Award may not be sold, transferred, pledged, or assigned; and any performance objectives applicable to the Stock Awards. The Restricted Period for Stock Awards subject solely to continued employment will not be less than three years from the grant date except for certain limited situations. The Restricted Period for Stock Awards subject to meeting performance criteria (using the performance measures discussed under “Purpose” above) generally will not be shorter than twelve months or longer than five years.

Performance Units.

The Incentive Plan provides that the Compensation Committee may grant awards of Performance Units either alone or in addition to other awards granted under the Incentive Plan. It is expected that awards of Performance Units will be used for annual cash incentive plan compensation for our NEOs and that the awards would qualify as performance-based compensation under Section 162(m) of the Code. The terms of awards of Performance Units will be determined by the Compensation Committee in its discretion, including: the number of Performance Units subject to the award; and the performance period during which the units will be earned; and the performance objectives applicable to the award. The performance period, which the Compensation Committee will establish when an award of Performance Units is made, will generally be no less than twelve months and no longer than five years. Awards of Performance Units that are intended to qualify as performance-based will be payable only if the performance goals established when the awards are made are satisfied during the relevant performance period, the Compensation Committee certifies that the performance goals have been met, and the awards are otherwise administered as required by Section 162(m) of the Code. The performance goals that may be used by the Compensation Committee for such awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code are described above under “Purpose”. Under the Incentive Plan, the maximum dollar value payable to any participant under an award of Performance Units that is intended to be performance-based will not exceed $5,000,000 in any 12-month period. If an award of Performance Units intended to qualify as performance-based is cancelled, the award will continue to count against the $5,000,000 maximum. Payment of earned Performance Units may be made in cash, shares of common stock, other property or a combination thereof, as determined by the Compensation Committee.

Other Awards.

The Incentive Plan provides for granting Options, SARs and DERs either by themselves or in tandem with the grant of any awards under the Incentive Plan. Options and SARs must terminate no more than ten years from the date granted. Options and SARs may be granted on terms providing for exercise either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals.

The exercise price of any Option or SAR may not be less than 100% of the fair market value of a share of our common stock on the date of grant. The exercise price of any Option granted under the Incentive Plan may be made payable in cash, with shares of common stock owned by the optionee or subject to a grant, by a net exercise feature, or by any other method as determined by the Compensation Committee. DiamondRock will not make loans available to Option holders to exercise options.

NQSOs may be granted on terms which permit transfer by the optionee to family members or trusts or partnerships for the exclusive benefit of immediate family members or any other persons or entities as may be approved by the Compensation Committee, subject in all cases to the terms of the Incentive Plan.

DERs entitle the participant to receive distributions of cash, stock or other property, or to accrue rights to future distributions of stock, in amounts linked to dividends. Shares of common stock accrued for the account of the participant can be made eligible to receive dividends and distributions and can be made payable whether or not the related award is exercised or vested. The right of the holder of a DER to receive any dividend equivalent payment or accrual may be made subject to vesting of the related award, the satisfaction of specified performance objectives, or other conditions. DERs have been determined by the Compensation Committee to be performance-based compensation because their value and the amount of distributions and accruals thereon depend on DiamondRock’s future performance and dividend paying capability, which is influenced by the participant.

New Plan Benefits.

No grants have been issued with respect to the additional shares to be reserved for issuance under the Incentive Plan. The number of shares that may be granted to the Company’s Chief Executive Officer, named executive officers, non-employee directors and non-executive officers under the Incentive Plan is not determinable at this time, as such grants are subject to the discretion of the Compensation Committee.

The following table provides information with respect to the number of shares granted under the Incentive Plan for the fiscal year ended December 31, 2006 to the Company’s Chief Executive Officer, named executive officers, executive officers (as a group), non-employee directors (as a group) and employees (as a group, excluding executive officers).

2004 Stock Option and Incentive Plan

Group	Dollar Value Granted in 2006($)	Number of Units Granted in 2006(#)
William W. McCarten, Chairman and Chief Executive Officer	1,100,001	69,139
John L. Williams, President and Chief Operating Officer	699,992	43,997
Mark W. Brugger, Executive Vice President and Chief Financial Officer	599,998	37,712
Michael D. Schecter, Executive Vice President, General Counsel and Corporate Secretary	350,004	21,999
Sean M. Mahoney, Chief Accounting Officer and Corporate Controller	99,994	6,285
Executive Group	2,849,989	179,132
Non-Executive Director Group	99,980	6,288
Non-Executive Officer Employee Group	290,007	18,228

Equity Compensation Plan Information at March 1, 2007

The following table provides information as of March 1, 2007 regarding shares of Common Stock that may be issued under the Company’s equity compensation plans. The Company’s equity compensation plans consist only of the Incentive Plan.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
Equity compensation plans approved by security holders: Incentive Plan	—	—	591,372
Equity compensation plans not approved by security holders: None	N/A	N/A	N/A
Total	—	—	591,372

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Incentive Plan. It does not describe all federal tax consequences under the Incentive Plan, nor does it describe state or local tax consequences.

Stock Awards.

Assuming the participant does not make an election under Section 83(b) of the Code (which election is discussed below), there will be no federal income tax consequences to either the participant or the Company upon the grant of Stock Awards until expiration of the Restricted Period and the satisfaction of any other conditions applicable to the awards. At that time, the participant generally will recognize taxable income equal to the then fair market value for the common stock and, subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a corresponding deduction. However, under Section 83(b) of the Code, the participant may elect, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

Performance Units.

There will be no federal income tax consequences to the participant or the Company upon the grant of Performance Units. Participants generally will recognize taxable income at the time when cash payments for the Performance Units are made in an amount equal to the aggregate amount of cash received. Subject to Section 162(m) of the Code and the participant including such compensation in income and the Company satisfying applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.

Incentive Options.

No taxable income is generally realized by the optionee upon the grant or exercise of an ISO. If shares issued to an optionee pursuant to the exercise of an ISO are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares ) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering shares.

If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a NQSO. In addition, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.

No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the NQSO is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Tax Withholding.

Participants in the Incentive Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Amendment and Termination of Incentive Plan

Our Board of Directors may amend, alter, suspend, terminate or discontinue the Incentive Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination may be made without (1) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which our Board of Directors deems it necessary or desirable to qualify or comply or (2) the consent of the affected participant, if such action would impair the rights of such participant under any outstanding award.

Additionally, except in connection with a corporate transaction involving DiamondRock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the Options or SARs without stockholder approval.

Change of Control

With the exception of those awards made to our NEO’s, in the event of a merger, sale or dissolution of our Company, or a similar “sale event,” all stock options and stock appreciation rights granted under the equity plan will automatically become fully exercisable and all other awards granted under the equity plan will become fully vested and non-forfeitable. Awards made to our NEO’s will vest following a change in control only if the executive’s employment is terminated by us without cause or by the executive for good reason (i.e., they are subject to a so-called “double trigger”). In addition, upon the effective time of any such sale event, the equity plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding awards.

Stockholder Approval

Stockholder approval of the proposed amendments to the Incentive Plan requires the approval by a majority of the votes cast in person or by proxy and entitled to vote at the annual meeting. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of shares of common stock present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed amendments to the Incentive Plan into effect unless such approval is obtained at the annual meeting, and such approval is sought, in part, to exempt the granting of Performance Units under the Incentive Plan from the provision of Section 162(m) of the Code and in order to comply with stockholder approval requirements of the NYSE Corporate Governance Rules.

A full copy of the Incentive Plan, as proposed to be amended, marked to show the proposed changes, is attached as Appendix A to this Proxy Statement. The major features of the Incentive Plan, as proposed to be amended are summarized above, but this is only a summary and is qualified in its entirety by reference to the actual text.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO OUR INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

Our Audit Committee has unanimously selected KPMG LLP as DiamondRock’s independent auditor for the current fiscal year, and our Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of our Audit Committee, require DiamondRock’s independent auditor to be engaged, retained, and supervised by our Audit Committee, our Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. Representatives of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF DIAMONDROCK FOR 2007.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The table below shows the amount of our common stock beneficially owned as of March 1, 2007 by (i) each director and nominee for director, (ii) our chairman and chief executive officer and the four other most highly compensated executive officers of our Company each of whose compensation exceeded $100,000 during the fiscal year ended December 31, 2006 (the “named executive officers”); (iii) all of our directors, director nominees and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock (the “5% Holders”).

The number of common shares “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 1, 2007, including any shares which could be purchased by the exercise of options at or within 60 days after March 1, 2007.

Under the relevant SEC rules, each executive officer of our Company may vote his or her unvested shares of restricted stock so they are deemed to be “beneficially owned” by the relevant executive officer. However, the executive officers have no right to vote the shares of common stock underlying the deferred stock units, as such deferred stock units merely represent our unsecured obligation to deliver such underlying shares in the future, thus such underlying shares are not deemed to be “beneficially owned” by the relevant executive officer.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares		Percent(1)
Directors and named executive officers:
William W. McCarten	405,597	(2)	*
Daniel J. Altobello	15,072		*
W. Robert Grafton	13,072		*
Maureen L. McAvey	10,072		*
Gilbert T. Ray	10,072		*
John L. Williams	269,018	(3)	*
Mark W. Brugger	188,961	(4)	*
Michael D. Schecter	112,696	(5)	*
Sean M. Mahoney	26,398	(6)	*
Directors and named executive officers as a group (9 persons)	1,047,958		1.1%
5% Holders:
Columbia Wanger Asset Management, L.P.	5,334,600	(7)	5.6%

*                    Represents less than 1% of the number of shares of common stock outstanding as of March 1, 2007.

(1)          Calculated using 95,193,438 shares of common stock outstanding as of March 1, 2007, which includes all unvested shares of restricted stock but, in accordance with the SEC’s rules, it does not include the shares of common stock underlying the deferred stock units issued to the executive officers in connection with our initial public offering. There were no additional adjustments required by Rule 13d-3(d)(i) of the Exchange Act as no executive officer or director has any right to acquire shares within 60 days in a manner similar to those rights set forth in Rule 13d-3(d)(i) of the Exchange Act.

(2)          Mr. McCarten’s shares include (i) 216,361 shares of unvested restricted stock granted to him under our Incentive Plan, and (ii) 189,236 shares of our common stock owned by him. In accordance with the

SEC rules, this does not include our obligation to deliver 120,432 shares of common stock underlying the deferred stock units issued to Mr. McCarten in connection with our initial public offering.

(3)          Mr. Williams’ shares include (i) 155,664 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 113,354 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 112,403 shares of common stock underlying the deferred stock units issued to Mr. Williams in connection with our initial public offering.

(4)          Mr. Brugger’s shares include (i) 128,823 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 60,138 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 88,316 shares of common stock underlying the deferred stock units issued to Mr. Brugger in connection with our initial public offering.

(5)          Mr. Schecter’s shares include (i) 69,221 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 43,475 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 61,554 shares of common stock underlying the deferred stock units issued to Mr. Schecter in connection with our initial public offering.

(6)          Mr. Mahoney’s shares include (i) 19,618 shares of unvested restricted stock granted to him under our Incentive Plan and (ii) 6,780 shares of our common stock owned by him. In accordance with the SEC rules, this does not include our obligation to deliver 26,763 shares of common stock underlying the deferred stock units issued shares of deferred stock issued to Mr. Mahoney in connection with our initial public offering.

(7)          Based solely on information contained in a Schedule 13G filed by Columbia Wanger Asset Management, L.P. with the SEC on January 12, 2007. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. The percentage beneficial ownership has been readjusted to reflect our actual shares outstanding as of March 1, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The undersigned members of the Compensation Committee of the Board of Directors of DiamondRock Hospitality Company submit this report in connection with our review of the Compensation Discussion and Analysis section of this Proxy Statement for the fiscal year ended December 31, 2006.

The Compensation Committee notes that we have oversight responsibilities only. We rely without independent verification on the information provided to us and on the representations made by management. Accordingly, our oversight does not provide an independent basis to determine whether the Compensation Discussion and Analysis section of this Proxy Statement is completely accurate and complete. We also note that management has the primary responsibility for the preparation of the Compensation Discussion and Analysis section of this Proxy Statement.

We, however, have reviewed the Compensation Discussion and Analysis and have discussed it with management; and in reliance on the reviews and discussions referred to above, we recommended to our Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in this Proxy Statement.

Submitted by the Compensation Committee

Daniel J. Altobello, Chairperson
W. Robert Grafton
Maureen McAvey
Gilbert T. Ray

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

DiamondRock established a Compensation Committee consisting of Messrs. Altobello, Grafton and Ray and Ms. McAvey. None of them has served as an officer or employee of DiamondRock. None of these persons had any relationships with DiamondRock requiring disclosure under applicable rules and regulations of the SEC. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

AUDIT COMMITTEE REPORT

The undersigned members of the Audit Committee of the Board of Directors of DiamondRock submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2006. We note that we have oversight responsibilities only and that we are not acting as experts in accounting and auditing. We rely without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our oversight does not provide an independent basis to determine that DiamondRock’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit of DiamondRock’s consolidated financial statements by independent auditors has been carried out in accordance with auditing standards generally accepted in the United States. Management has the primary responsibility for the preparation of DiamondRock’s 2006 consolidated financial statements and the overall reporting process, including the systems of internal control, and has represented to us that DiamondRock’s 2006 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. We:

1.                have reviewed and discussed with management the audited financial statements for DiamondRock for the fiscal year ended December 31, 2006;

2.                have discussed with representatives of KPMG LLP the matters required to be discussed with them under the provisions of Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as modified or supplemented; and

3.                have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with KPMG LLP the auditors’ independence from our Company and management.

In reliance on the reviews and discussions referred to above, we recommended to our Board of Directors that the audited financial statements be included in DiamondRock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee:

W. Robert Grafton, Chairperson
Daniel J. Altobello
Maureen L. McAvey
Gilbert T. Ray

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

KPMG LLP served as our independent accountants for the fiscal years ended December 31, 2006 and 2005. Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
Audit Fees
Recurring audit	$273,231	$240,000
Quarterly reviews	75,000	40,000
Comfort letters, consents and assistance with documents filed with the SEC	222,975	458,667
Subtotal	571,206	738,667
Audit-Related Fees
Historical property level financial statement audit required by SEC in accordance with Rule 3-05 of Regulation S-X & related work	194,582	—
Audits required by lenders	160,000	60,000
	354,582	60,000
Tax-Related Fees	—	—
All Other Fees	—	—
Total	$925,788	$798,667

Our Audit Committee has adopted a policy concerning the pre-approval of audit and non-audit services to be provided by KPMG LLP, our independent accountants. The policy requires that all services provided by KPMG LLP to us, including audit services, audit-related services, tax services and other services, must be pre-approved by our Audit Committee. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a particular budget. In other cases, specific pre-approval is required. Our Audit Committee has delegated authority to the Chairman of the Committee to pre-approve additional services, and any such pre-approvals must then be communicated to the full Audit Committee.

Our Audit Committee approved all audit and non-audit services provided to us by KPMG LLP during the 2006 and 2005 fiscal years.

Policy for Hiring Members of our Audit Engagement Team

Our Audit Committee has a policy regarding the hiring of audit engagement team members to address the potential for impairment of auditor independence when partners and other members of our audit engagement team accept employment with us. Under the policy, we may not hire any individuals below the partner level who were members of our audit engagement team within two years of completion of the most recent audit in which they participated. In addition, we may not hire any individuals above the partner level who were members of our audit engagement team within three years of completion of the most recent audit in which they participated.  In all such cases, our Audit Committee must determine that the relationship is in the best interests of stockholders. In addition, we may not appoint a director who is affiliated with, or employed by, our present or former auditor until three years after the affiliation or auditing relationship has ended.

Other Company Accountants and Auditors

We have engaged PricewaterhouseCoopers LLP as our internal auditors. The purpose of the internal audit program is to provide our Audit Committee and our management with ongoing assessments of our risk management processes and to review the effectiveness and design of internal controls at our properties and our corporate office. In addition, we engaged PricewaterhouseCoopers LLP as independent auditors on one of our historical financial statements required to be audited in conjunction with our initial public offering. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005
PricewaterhouseCoopers LLP Fees
Internal audit	$417,348	$140,422
Historical property level financial statement audit required by SEC in accordance with Rule 3-05 of Regulation S-X & related work	—	189,834
Comfort letters, consents and assistance with documents filed with the SEC	40,500	34,000
Potential acquisition due diligence	36,488	—
Total	$494,336	$364,256

Our Audit Committee approved all audit and non-audit services provided to us by PricewaterhouseCoopers LLP during the 2006 and 2005 fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Marriott

An affiliate of Marriott International, Inc. owns approximately 4.43 million shares of our stock, or as of March 1, 2007 approximately 4.7% of our outstanding shares of common stock. In connection with our July 2004 private placement, Marriott purchased directly 3.0 million shares of our common stock for an aggregate purchase price of $30.0 million. In addition, concurrently with the completion of our initial public offering, Marriott purchased 1,428,571 shares of our common stock for an aggregate purchase price of approximately $15.0 million. The value of the shares owned by Marriott, based on the price of our common stock as of December 31, 2006 was approximately $79.8 million.

Investment Sourcing Relationship with Marriott.

Marriott and our Company have an investment sourcing relationship pursuant to which Marriott has agreed to provide us, subject to certain limitations, with a “first look” at certain hotel acquisition and investment opportunities known to it.

In connection with this investment sourcing relationship, in 2004 Marriott assigned to us its interests as purchaser under a purchase and sale contract for one hotel and sold to us two other hotels. In addition, Marriott had a 10% equity interest in an affiliate of the owner of four other hotels that we purchased in 2005. We did not buy any hotels that Marriott had an equity interest in during 2006.

In determining the purchase prices that we paid for the hotels we acquired from Marriott, our senior management team collectively employed the same disciplined methodology that it generally uses to determine the purchase price of all the hotels that we acquire. Our senior management team initially creates a projection of future cash flows for each potential acquisition primarily based on:

•       historical cash flows provided to us by the seller and the hotel manager; and

•       our senior management team’s belief as to future rates of occupancy and growth in ADR, as well as our senior management team’s expectation of future increases in operating expenses, in a hotels’ given market.

Our senior management team’s belief as to future cash flows and expenses is based on their extensive experience in the hotel industry, which includes their ability to evaluate the reasonableness of the projections provided to us by the seller and the hotel manager. Our senior management team then applies a multiple to those projected cash flows. This multiple reflects our senior management team’s knowledge of recent sale prices for hotels in similar markets. Although our entire senior management team participates in the determination of a recommended purchase price, Mr. Williams, our President and Chief Operating Officer, is ultimately responsible for presenting our senior management team’s recommendation of the purchase price for a potential acquisition to our Board of Directors, which makes the final determination.

In addition, Marriott has provided us with key money of approximately $12 million in the aggregate in connection with our acquisitions of three hotels that we acquired in 2004 and four hotels that we acquired in 2005 and the completion of certain renovations to the Los Angeles Airport Marriott. In addition, Marriott provided us with separate cash flow guarantees, totaling a maximum commitment of $3.7 million, for three hotels that we acquired in 2005.

Management Agreements.

In order to qualify as a REIT, we cannot operate our hotels or participate in the decisions affecting the daily operations of our hotels. While we are free to enter into hotel management agreements with any third party, with respect to the 20 hotels that we owned as of December 31, 2006, we have entered into (or acquired) management agreements on 17 of them with Marriott (and one of the three non-Marriott managed hotels is managed under a franchise agreement with Marriott). Our management agreements with Marriott typically provide for an initial term that expires upon the end of the twentieth, thirtieth or fortieth full fiscal year after the effective date of the hotel management agreement. The term of the hotel management agreement is generally automatically renewed for a negotiated number of consecutive ten year periods upon the expiration of the initial term unless the property manager gives notice to our TRS lessee of its election not to renew the hotel management agreement at least 300 days prior to the expiration of the then-current term.

In 2006, we did not enter into any new management agreements with Marriott, but we acquired two hotels (Austin Renaissance and Waverly Renaissance) from a third party and a third hotel (Chicago Downtown Marriott) from a different third party, which hotels were encumbered with long-term management agreements with Marriott that we left unchanged.

We recorded $19.7 million and $7.9 million of management fees during the years ended December 31, 2006 and December 31, 2005, respectively. The management fees for the year ended December 31, 2006 consisted of $8.4 million of incentive management fees and $11.3 million of base management fees. The management fees for the year ended December 31, 2005 consisted of $0.6 million of incentive management fees and $7.3 million of base management fees.

Arrangements with our Senior Executive Officers and Certain Directors

Messrs. McCarten, Williams, Brugger and Schecter are all former officers and employees of Marriott and have many professional relationships with current senior executives at Marriott.

From the time of our formation through 2006, Messrs. McCarten and Williams had a potential conflict between our interests and the interests of Marriott because each had a significant financial interest in Marriott as a percentage of his individual net worth. These interests included shares of Marriott’s common stock, options to acquire shares of Marriott’s common stock and an executive deferred compensation arrangement which is an unfunded obligation of Marriott. However, we no longer believe that they have a potential conflict of interests. As of March 1, 2007, each of their respective financial interests in Marriott were worth less than the value of each of their equity interests in DiamondRock and, in any event, their financial interests in Marriott were worth less than 25% of their individual net worth.

OTHER MATTERS

Expenses of Solicitation

We will bear the cost of the solicitation of proxies. In an effort to have as large a representation at the annual meeting as possible, we may solicit proxies, in certain instances, personally or by telephone or mail by one or more of our employees. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Stockholder Proposals for Annual Meetings

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2008 annual meeting must be received by us not earlier than December 27, 2007 nor later than January 27, 2008 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

Stockholder proposals to be presented at our 2008 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for its 2008 annual meeting, must be received in writing at our principal executive office not earlier than December 27, 2007, nor later than January 27, 2008. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation as well as be present at such meeting, either in person or by a representative. A stockholder’s notice shall be timely received by us at our principal executive office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is advanced or delayed by more than thirty (30) days from the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (1) the ninetieth (90th) day prior to the scheduled date of such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: DiamondRock Hospitality Company, 6903 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Corporate Secretary.

APPENDIX A TO DIAMONDROCK
HOSPITALITY COMPANY’S PROXY
STATEMENT DATED MARCH 26, 2007

DIAMONDROCK HOSPITALITY COMPANY

AMENDED AND RESTATED

2004 STOCK OPTION AND INCENTIVE PLAN

(AS AMENDED AND RESTATED ON FEBRUARY 27, 2007)

SECTION 1.                       GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the DiamondRock Hospitality Company Amended and Restated 2004 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of DiamondRock Hospitality Company, a Maryland corporation (the “Company”), DiamondRock Hospitality Limited Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Company’s other Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

~~“Additional Shares” shall have the meaning specified in Section 3(a).~~

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights ~~and~~, Other Share-Based Awards and Performance Unit Awards.

“Board” means the Board of Directors of the Company.

“Change in Control” means any of the following events:

(i)    The conclusion of the acquisition (whether by a merger or otherwise) by any Person (other than a Qualified Affiliate), in a single transaction or a series of related transactions, of Beneficial Ownership of more than 50 % of (1) the Company’s outstanding common stock (the “Common Stock”) or (2) the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors (the “Outstanding Voting Securities”);

(ii)   The merger or consolidation of the Company with or into any other Person other than a Qualified Affiliate, if the directors immediately prior to the merger or consolidation cease to be the majority of the Board of Directors at anytime within 12 months of the completion of the merger or consolidation;

(iii)  Any one or a series of related sales or conveyances to any Person or Persons (including a liquidation or dissolution) other than any one or more Qualified Affiliates of all or substantially all of the assets of the Company or the Operating Partnership; or

(iv)  Incumbent Directors cease, for any reason, to be a majority of the members of the Board of Directors, where an “Incumbent Director” is (1) an individual who is a member of the Board of

Directors on the effective date of this Agreement or (2) any new director whose appointment by the Board of Directors or whose nomination for election by the stockholders was approved by a majority of the persons who were already Incumbent Directors at the time of such appointment, election or approval, other than any individual who assumes office initially as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors or as a result of an agreement to avoid or settle such a contest or solicitation.

A Change in Control shall also be deemed to have occurred upon the completion of a tender offer for the Company’s securities representing more than 50% of the Outstanding Voting Securities, other than a tender offer by a Qualified Affiliate.

For purposes of this definition of Change in Control, the following definitions shall apply: (A) “Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” shall have the meanings provided in Exchange Act Rule 13d-3; (B) “Person” shall mean any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), including any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company, legal entity of any kind, government, or political subdivision, agency or instrumentality of a government, as well as two or more Persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the Company’s securities; and (C) “Qualified Affiliate” shall mean (I) any directly or indirectly wholly owned subsidiary of the Company or the Operating Partnership; (II) any employee benefit plan (or related trust) sponsored or maintained by the Company or the Operating Partnership or by any entity controlled by the Company or the Operating Partnership; or (III) any Person consisting in whole or in part of the Executive or one or more individuals who are then the Company’s Chief Executive Officer or any other named executive officer (as defined in Item 402 of Regulation S-K under the Securities Act of 1933) of the Company as indicated in its most recent securities filing made before the date of the transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Dividend Equivalent Right” means Awards granted pursuant to Section 11.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section ~~18.~~19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ ~~National System~~Global Market or ~~a~~another national securities exchange, the determination shall be made by reference to ~~market quotations~~the closing price on the relevant date. If there ~~are~~is no ~~market quotations~~closing price for such date, the determination shall be made by reference to the last date preceding such date for which there ~~are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on NASDAQ or on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering~~was a closing price.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

~~“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.~~

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Share-Based Award” means any Award granted pursuant to Section 12.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations but which may not be shorter than one year, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award ~~or~~, Deferred Stock Award or Performance Unit Award.

“Performance Unit Award” means Awards granted pursuant to Section 13.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unit” or “Units” means a unit or units of limited partnership interest in the Operating Partnership.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.          ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)   Committee.   The Plan shall be administered by either the Board or a committee of not less than two Non-Employee Directors (in either case, the “Administrator”).

(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Other Share-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)  to determine the number of shares of Stock to be covered by any Award;

(iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)     at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)   Delegation of Authority to Grant Awards.   Unless otherwise prohibited by applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)   Indemnification.   Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3.                       STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)   Stock Issuable.   The maximum number of shares of Stock reserved and available for issuance under the Plan shall be ~~1,107,500~~8,000,000 shares, subject to adjustment as provided in Section 3(b)~~; plus 5% of the total number of shares of Common Stock of the Company outstanding on a fully diluted basis on the first anniversary of the closing of the Company’s offering of equity securities, pursuant to its preliminary offering memorandum dated June 4, 2004 (the “June 2004 Offering”), in excess of 1,107,500 shares (the “Additional Shares”); provided that after giving effect to the foregoing, the maximum number of shares of Stock reserved and available for issuance under the Plan may not exceed 2,000,000 shares~~. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of Stock may be granted to any one individual grantee during any one calendar year period~~;~~ and ~~provided further, that no Additional Shares~~no more than 2,000,000 shares may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)   Changes in Stock.   Subject to Section  3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for ~~a different number or kind of~~ securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the ~~number of Unrestricted Stock Awards automatically granted to Non-Employee Directors, and (vi) the~~ price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan~~, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable~~. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) if the Administrator determines that such action could cause any Award to fail to satisfy the conditions of any applicable exception from the requirements of Section 409A or otherwise could subject the grantee to the additional tax imposed under Section 409A in respect of an outstanding Award or constitute a modification, extension or renewal of an Incentive Stock Option within the meaning of Section 424(h) of the Code. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

~~The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.~~

(c)   Change in Control Transactions.   Notwithstanding anything contained herein, the rights of the Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel and Chief Accounting Officer (and any other officer who has entered into an employment or severance agreement with the Company) following a Change in Control with respect to any accelerated exercisability or vesting of Awards shall be governed by the so-called “double trigger” provisions of each of their individual employment or severance agreements with the Company.

For all other Awards granted to any individual who does not have an individual employment or severance agreement with the Company, in the event of a Change in Control, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Change in Control shall become fully exercisable as of the effective time of the Change in Control and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Change in Control, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation.

~~(c)   Mergers and Other Transactions.   In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation.~~ Upon the effective time of the ~~Sale Event~~ Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the ~~Sale Event~~Change in Control in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the ~~Sale Event~~Change in Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the ~~Sale Event~~Change in Control; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the ~~Sale Event~~Change in Control shall be subject to the consummation of the ~~Sale Event~~Change in Control.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a ~~Sale Event~~Change in Control pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the ~~Sale Event~~Change in Control, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the ~~Sale Event~~Change in Control (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(d)   Substitute Awards.   The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.                       ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.                       STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a)   Stock Options Granted to Employees, Non-Employee Directors and Key Persons.   The Administrator in its discretion may grant Stock Options to eligible employees, Non-Employee Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant ~~(other than options granted in lieu of cash compensation)~~. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii)   Option Term.   The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than ~~10~~ten years after the date the Incentive Stock Option is granted and no Non-Qualified Stock Option shall be exercisable more than ~~15~~ten years after the date the Non-Qualified Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii)   Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B)  Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee ~~for at least six months~~ and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; ~~or~~

(C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure~~.~~; or

(D)  By the optionee authorizing the Company to withhold from the shares of Stock to be issued pursuant to the exercise of a Stock Option a number of shares with an aggregate Fair Market Value (determined as of the date of such exercise) that would satisfy the purchase price.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

~~(b)   Stock Options Granted to Non-Employee Directors.~~

~~(i)    The Administrator, in its discretion, may grant Non-Qualified Stock Options to Non-Employee Directors. Any such grant may vary among individual Non-Employee Directors.~~

~~(ii)   The exercise price per share for the Stock covered by a Stock Option granted under this Section 5(b) shall be equal to 100% of the Fair Market Value of the Stock on the date the Stock Option is granted (other than options granted in lieu of cash compensation).~~

~~(iii)  Unless otherwise determined by the Administrator, an Option issued under this Section 5(b) shall not be exercisable after the expiration of 15 years from the date of grant.~~

~~(iv)  Options granted under this Section 5(b) may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase price of the shares to be purchased may be made by one or more of the methods specified in Section 5(a)(iv). An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.~~

(b)   ~~(c)~~ Non-transferability of Options.   No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6.                       STOCK APPRECIATION RIGHTS

(a)   Nature of Stock Appreciation Rights.   A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

(b)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i)    Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii)   Stock Appreciation Rights not granted in tandem with Options shall have a maximum term of ten years and a minimum vesting period of one year.

(iii)  ~~(ii)~~ Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iv)  ~~(iii)~~ All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7.                       RESTRICTED STOCK AWARDS

(a)   Nature of Restricted Stock Awards.   A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)   Rights as a Stockholder.   Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)   Restrictions.   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section ~~15~~16 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a ~~shareholder~~stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

(d)   Vesting of Restricted Stock.   The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.                       DEFERRED STOCK AWARDS

(a)   Nature of Deferred Stock Awards.   A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b)   Election to Receive Deferred Stock Awards in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c)   Rights as a Stockholder.   During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d)   Restrictions.   A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section ~~15~~16 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.                       UNRESTRICTED STOCK AWARDS

~~(a)   Grant or Sale of Unrestricted Stock.~~   The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

~~(b)   Automatic Grants of Unrestricted Stock Awards~~

~~(A)  Each Non-Employee Director who is serving as a Director of the Company on the closing of the June 2004 Offering will automatically be granted 5,000 shares of Unrestricted Stock on the date of such closing.~~

~~(B)   Each Non-Employee Director who is serving as a Director of the Company on the date of the meeting of the Board of Directors immediately following each annual meeting of shareholders will automatically be granted 1,000 shares of Unrestricted Stock.~~

SECTION 10.                PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award ~~or~~, Deferred Stock Award or Performance Unit Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a)   Performance Criteria.   The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) ~~the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.~~ revenue; (ii) revenue per employee; (iii) earnings as determined by generally accepted accounting principles (“GAAP”); (iv) taxable earnings; (v) GAAP or taxable earnings per employee; (vi) GAAP or taxable earnings per share (basic or diluted); (vii) operating income; (viii) earnings before interest, taxes, depreciation and amortization (“EBITDA”) or EBITDA per share; (ix) funds from operations (“FFO”) or FFO per share; (x) funds available for distribution “FAD” or FAD per share; (xi) operating margins (however denominated); (xii) level of expenses, including capital expenses or corporate overhead expenses; (xiii) cash flow or cash flow per share; (xiv) total shareholder return; (xv) dividends paid or payable; (xvi) market share; (xvii) profitability as measured by return ratios, including return on revenue, return on assets, return on equity (including adjusted return on equity) and return on investment; (xviii) cash flow; (xix) economic value added (economic profit); and (xx) any one or more of these measures applied to either the Company or any subset of the Company’s hotels. In addition, performance goals may be established on a corporate-wide basis; with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The measurement of performance against goals may exclude, if the Committee provides in individual grant agreements, the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements, management’s discussion and analysis or other SEC filing.

(b)   Grant of Performance-based Awards.   With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c)   Payment of Performance-based Awards.   Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d)   Maximum Award Payable.   The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 500,000 Shares (subject to adjustment as provided in Section 3(b) hereof)~~.~~ and, for cash-based awards, $5,000,000.

SECTION 11.                DIVIDEND EQUIVALENT RIGHTS

(a)   Dividend Equivalent Rights.   A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b)   Interest Equivalents.   Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)   Termination.   Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section ~~15~~16 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.                OTHER SHARE-BASED AWARDS

(a)   Nature of Other Share-Based Awards.   Other forms of Awards (“Other Share-Based Awards”) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) Units, (ii) convertible preferred shares, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including Units), (iii) membership interests in a Subsidiary or operating partnership and (iv) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. For purposes of calculating the number of shares of Stock underlying an Other Share-Based Award relative to the total number of shares of Stock reserved and available for issuance under Section 3(a), the Administrator shall establish in good faith the maximum number of shares of Stock to which a grantee of such Other Share-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Share-Based Award shall be reduced accordingly by the Administrator and the related shares of Stock shall be added back to the shares of Stock available for issuance under the Plan. Other Share-Based Awards may be issued either alone or in addition to other Awards granted under the

Plan and shall be evidenced by an Award agreement. The Administrator shall determine the recipients of, and the time or times at which, Other Share-Based Awards shall be made; the number of shares of Stock or Units to be awarded; the price, if any, to be paid by the recipient for the acquisition of Other Share-Based Awards; and the restrictions and conditions applicable to Other Share-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The provisions of the grant of Other Share-Based Awards need not be the same with respect to each recipient.

(b)   Rights as Stockholder.   Until such time as an Other Share-Based Award is actually converted into, exchanged for, or paid out in shares of Stock, a recipient shall have no rights as a stockholder.

(c)   Non-Transferability.   Except as otherwise provided by the Administrator, Other Share-Based Awards may not be sold, transferred, pledged, hypothecated or assigned except by will or the laws of descent and distribution.

(d)   Termination of Employment or Service.   In the event that a recipient ceases to be employed by or to provide services to the Company, or any Subsidiary, any outstanding Other Share-Based Awards previously granted to such recipient shall be subject to such terms and conditions as set forth in the Award agreement governing such Other Share-Based Awards. Except as may otherwise be provided by the Administrator either in the Award agreement, or, subject to Section ~~15~~16 below, in writing after the Award agreement is issued, a grantee’s rights in all Other Share-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.                 PERFORMANCE UNIT AWARDS.

The Committee may, in its sole discretion, grant cash-based awards to any grantee, subject to the attainment of pre-established performance goals based on the attainment of performance criteria including those described in this Plan, in such amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant (“Performance Unit Award”).

SECTION 14.                 ~~SECTION 13.~~ TAX WITHHOLDING

(a)   Payment by Grantee.   Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

(b)   Payment in Stock.   Subject to approval by the Administrator, a grantee may elect to have the required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 15.                 ~~SECTION 14.~~ TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)   a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.                 ~~SECTION 15.~~ AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section ~~15~~16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 17.                 ~~SECTION 16.~~ STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.                 ~~SECTION 17.~~ GENERAL PROVISIONS

(a)   No Distribution; Compliance with Legal Requirements.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)   Delivery of Stock Certificates.   Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e)   Designation of Beneficiary.   Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 19.                 ~~SECTION 18.~~ EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 20.                 ~~SECTION 19.~~ GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:	June  ~~,~~4, 2004
DATE APPROVED BY STOCKHOLDERS:	June  ~~,~~4, 2004
DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS:	February 27, 2007
DATE AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS	, 2007

VOTE BY INTERNET - www.proxyvote.com
DIAMONDROCK HOSPITALITY COMPANY 6903 ROCKLEDGE DRIVE SUITE 800 BETHESDA, MARYLAND 20817

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by DiamondRock Hospitality Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DiamondRock Hospitality Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DMRCK1	KEEP THIS PORTION FOR YOUR RECORDS
DETATCH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIAMONDROCK HOSPITALITY COMPANY
The Board of Directors recommends a vote for the
nominees listed below in Proposal 1 and for Proposals			For	Withhold	For All	To withhold authority to vote for any individual
2 and 3.			All	All	Except	nominee(s), mark “For All Except” and write the
Vote on Directors						number(s) of the nominee(s) on the line below.
1.	To elect six directors to serve until the next Annual Meeting of
Stockholders and until their successors have been elected and
	qualified. The nominees are as follows:		☐	☐	☐
	(01) William W. McCarten	(04) Maureen L. McAvey
	(02) Daniel J. Altobello	(05) Gilbert T. Ray
	(03) W. Robert Grafton	(06) John L. Williams
Vote on Proposals						For	Against	Abstain
2.	To approve the amendments to DiamondRock Hospitality Company 2004 Stock Option and
	Incentive Plan attached to the Proxy Statement.					☐	☐	☐
3.	To ratify the selection of KPMG LLP as the independent auditors for DiamondRock Hospitality
	Company for the fiscal year ending December 31, 2007.					☐	☐	☐

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIAMONDROCK HOSPITALITY COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 26, 2007

The undersigned stockholder of DiamondRock Hospitality Company hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 2007, and hereby appoints Michael D. Schecter and Sean M. Mahoney, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of DiamondRock Hospitality Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DiamondRock Hospitality Company to be held at the Bethesda Marriott Suites Hotel, 6711 Democracy Boulevard, Bethesda, Maryland on Thursday, April 26, 2007 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. FOR ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY SHALL BE VOTED WITH DISCRETIONARY AUTHORITY.